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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Marqeta, Inc.
(Name of Registrant as Specified In Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
We are pleased to invite you to virtually attend the 2023 Annual Meeting of Stockholders, of Marqeta, Inc., or Marqeta, a Delaware corporation, including any adjournments, continuations, or postponements, or the Annual Meeting, which will be held exclusively online via live audio webcast at http://www.virtualshareholdermeeting.com/MQ2023 on Thursday, June 22, 2023, at 11:30 a.m., Eastern Time. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access while also saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
Items of Business
The Annual Meeting will be held for the following purposes:
1.To elect the four Class II nominees for director named in the accompanying proxy statement to hold office until the annual meeting of stockholders in 2026 and until his or her successor has been duly elected and qualified or until such director’s earlier death, resignation, or removal;
2.To ratify the selection of Ernst & Young LLP as Marqeta’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.To approve, on a non-binding advisory basis, the compensation of our named executive officers;
4.To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers; and
5.To conduct any other business properly brought before the Annual Meeting.
Proxy Voting
We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting accompanying this notice, or the Proxy Statement, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.
On or about April 27, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or the 2022 Annual Report. The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the Annual Meeting materials by mail. The Proxy Statement and our 2022 Annual Report can be accessed directly at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials.
Record Date
Our board of directors has fixed the close of business on April 24, 2023 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely,
Crystal Sumner
Chief Legal Officer, General Counsel, and Corporate Secretary
Oakland, California
April 27, 2023
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

180 Grand Avenue, 6th Floor
Oakland, CA 94612
PROXY STATEMENT FOR THE 2023
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:30 a.m., Eastern Time, on Thursday, June 22, 2023
Our board of directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders of Marqeta, Inc., including any adjournments, continuations, or postponements, or the Annual Meeting, for the purposes set forth in this proxy statement for our Annual Meeting, or this Proxy Statement. The Annual Meeting will be held exclusively online via live audio webcast at http://www.virtualshareholdermeeting.com/MQ2023 on Thursday, June 22, 2023, at 11:30 a.m., Eastern Time. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or the 2022 Annual Report, is first being mailed on or about April 27, 2023 to all stockholders entitled to vote at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting, please vote online, as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online during the Annual Meeting by following the instructions in the Notice.
In this Proxy Statement, we refer to Marqeta, Inc. as “Marqeta,” the “Company,” “we,” “us,” or “our” and the board of directors of Marqeta as “our board of directors.” The 2022 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2022 Annual Report without charge by following the instructions in the Notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our Annual Meeting materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the Annual Meeting materials on the website referred to in the Notice or to request a printed set of the Annual Meeting materials. Instructions on how to access the Annual Meeting materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 27, 2023 to all stockholders of record entitled to vote at the Annual Meeting. If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Will I receive any other Annual Meeting materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•Proposal No. 1: Election of the four Class II nominees for director: Najuma (Naj) Atkinson, Martha Cummings, Judson (Jud) Linville, and Helen Riley, each to hold office until our annual meeting of stockholders in 2026 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal;
•Proposal No. 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•Proposal No. 3: Non-binding advisory vote on the compensation of our named executive officers; and
•Proposal No. 4: Non-binding advisory vote on the frequency of future stockholder advisory votes to approve, on a non-binding and advisory basis, the compensation paid to our named executive officers.
What vote is necessary to approve each proposal and what are the board of directors’ recommendations?
The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the board of directors’ recommendations.

Effect of
Proposal	Board Recommendation	Required Vote	Withholding / Abstentions	Broker Non- Votes
(Proposal No. 1) Election of directors	FOR each nominee	Plurality of the voting power of the shares present in person or by proxy (nominees that receive the most FOR votes will be elected)	No effect	Not counted as entitled to vote and therefore no effect
(Proposal No. 2) Ratification of Ernst & Young LLP	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not applicable (brokers have voting discretion)
(Proposal No. 3) Non-binding advisory vote on the compensation of our named executive officers	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not counted as entitled to vote and therefore no effect
(Proposal No. 4) Non-binding advisory vote on frequency of named executive officer compensation	One Year	The frequency receiving the most votes from the shares present in person or by proxy will be considered the frequency preferred by the stockholders	No effect	Not counted as entitled to vote and therefore no effect

Because Proposals No. 3 and 4 are advisory votes, the results will not be binding on our board of directors, our compensation committee or the Company. However, our board of directors and our compensation committee will consider the outcome of the votes on executive compensation and frequency of stockholder advisory votes on the compensation of our named executive officers when determining named executive officer compensation and how often we should submit to stockholders an advisory vote on the compensation of our named executive officers, respectively.
Who can vote at the Annual Meeting?
Holders of either our Class A common stock or Class B common stock as of the close of business on April 24, 2023, the record date for the Annual Meeting, or the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, there were 485,769,955 shares of Class A common stock and 54,829,777 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the brokerage, bank, or other nominee in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2023.
How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.
Will a list of stockholders of record as of the Record Date be available?
A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those who attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via IR@marqeta.com for examination by any stockholder for any purpose relating to the Annual Meeting.
How can I vote?
Your voting options depend on how you hold your shares.
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “How can I change my vote?”
•To vote by internet in advance of the Annual Meeting, go to www.proxyvote.com and complete an electronic proxy card. Votes by internet must be received by 11:59 p.m., Eastern Time, on June 21, 2023 to be counted.
•To vote by mail in advance of the Annual Meeting, complete, sign and date a printed proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as directed.
•To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number from the Notice, proxy card, or instructions that accompanied your Annual Meeting materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on June 21, 2023 to be counted.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/MQ2023, starting at 11:30 a.m., Eastern Time, on June 22, 2023. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials. The webcast will open 15 minutes before the start of the Annual Meeting.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2023.
How can I change my vote?
If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to the Corporate Secretary at Marqeta’s address (see the first page of this Proxy Statement).
•Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
Who will count the votes?
Votes will be counted by the inspector of elections appointed for the Annual Meeting by our board of directors.
What if I am a stockholder of record and I do not vote or I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the board of directors’ recommendations above in the question “What vote is necessary to approve each proposal and what are the board of directors’ recommendations?” If you do not submit a proxy or vote at the Annual Meeting, your shares will not be voted.
What if I am a beneficial owner of shares held in “street name” and I do not submit voting instructions?
You may instruct your brokerage firm, bank, or other nominee on how to vote your shares by following the instructions they provided with the Annual Meeting materials. If you do not do so, the nominee has discretion to vote your shares only with respect to Proposal No. 2, which is considered a “routine” matter. Proposals No. 1, 3, and 4 are not considered “routine,” and the nominee that holds your shares will not have discretionary authority to vote your shares for Proposal No. 1, 3, or 4. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
What happens if other business comes before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. Each nominee for director has consented to be a candidate and to serve if elected. Although the board of directors has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the board of directors may designate a substitute nominee or reduce the size of the board of directors. If the board designates a substitute nominee, proxies will be voted for such substitute nominee(s).
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting online via live audio webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MQ2023 by logging in with your control number. The meeting will start at 11:30 a.m., Eastern Time, on Thursday, June 22, 2023. We recommend that you log in a few minutes before 11:30 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/MQ2023.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/MQ2023 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our Rules of Conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the Rules of Conduct as possible in the time allotted for the Annual Meeting.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MQ2023.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above in the question “How can I change my vote?”
Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing, and mailing of the Annual Meeting materials. In addition, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians, and other institutions for their costs in forwarding the Annual Meeting materials to the street-name holders of our common stock. If you choose to access the Annual Meeting materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What is a quorum?
A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the meeting to a later date.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of Annual Meeting materials in the mail, one copy of our 2022 Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of the Annual Meeting materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Annual Meeting materials and 2022 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s annual meeting materials and annual report, you may contact us as follows:
Marqeta, Inc.
Attention: Corporate Secretary
180 Grand Avenue, 6th Floor
Oakland, California 94612
(888) 462-7738
If you are the beneficial owner of your shares, you may contact your brokerage firm, bank, or other nominee to request information about householding.
How can I sign up to receive future annual meeting materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of our annual meetings. To sign up for electronic delivery, please follow the instructions above for voting online and, when prompted, indicate that you agree to receive or access annual meeting materials electronically in future years. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your brokerage firm, bank, or other nominee through which you hold your shares. Once you sign up, you will not receive a printed copy of the annual meeting materials unless you request them.
How can I find out the results of the voting at the Annual Meeting?
We expect to announce the preliminary voting results at the Annual Meeting. Final voting results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed under the direction of our board of directors, which is currently composed of ten members. Eight of our ten directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered terms. At each annual meeting of stockholders, a class of directors will be elected for an approximate three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our nomination and governance committee, we are nominating Najuma (Naj) Atkinson, Martha Cummings, Judson (Jud) Linville, and Helen Riley as Class II directors at the Annual Meeting. If elected, Mmes. Atkinson, Cummings, and Riley and Mr. Linville will each hold office until the annual meeting of stockholders to be held in 2026 and until their successors are elected and qualified or until such director’s earlier death, resignation, or removal.
The following table sets forth the names, ages as of April 24, 2023, and certain other information for each of the directors with terms expiring at the Annual Meeting and for each of the continuing directors:

Name	Age	Independent	Title
Class II Director Nominees(1)
Naj Atkinson(2)(3)	51	X	Director
Martha Cummings(4)(5)	62	X	Director
Jud Linville(2)	65	X	Lead Independent Director
Helen Riley(4)	47	X	Director
Class III Directors(1)
Geraldine (Gerri) Elliott(2)	66	X	Director
Srikiran (Kiran) Prasad(2)(6)	46	X	Director
Godfrey Sullivan(4)	69	X	Director
Class I Directors(1)
Arnon Dinur(2)(5)	52	X	Director
Jason Gardner	53		Executive Chairman
Simon Khalaf(7)	57		Director and Chief Executive Officer
(1)Class II director nominees are up for election at the Annual Meeting, and will continue in office until the 2026 annual meeting of stockholders. Class III directors will continue in office until the 2024 annual meeting of stockholders. Class I directors will continue in office until the 2025 annual meeting of stockholders.
(2)Member of the compensation committee.
(3)Ms. Atkinson was appointed to our board of directors in April 2023.
(4)Member of the audit committee.
(5)Member of the nomination and governance committee.
(6)Mr. Prasad was appointed to our board of directors in September 2022 upon the retirement of Ms. Amy Chang from the board or directors.
(7)Mr. Khalaf was appointed to our board of directors in January 2023 in connection with his Chief Executive Officer appointment.
Class II Director Nominees
Naj Atkinson. Ms. Atkinson has served as a member of our board of directors since April 2023. Ms. Atkinson has served as Chief People Officer of Hasbro, Inc., a publicly traded play and entertainment company, since May 2022 and previously served as Hasbro’s Executive Vice President of Human Resources from October 2021 to May 2022. From September 2019 to October 2021, Ms. Atkinson served as Senior Vice President of Global HR Services for Dell Technologies, Inc., a publicly traded information technology company. Prior to that, she served in various positions of responsibility at Dell Technologies in the Human Resources, Customer Experience, and Strategy functions since 1999. Ms. Atkinson holds a bachelor’s degree from Fisk University in Political Science and a master’s degree in Organizational Management from Trevecca Nazarene University.
We believe that Ms. Atkinson is qualified to serve as a member of our board of directors because of her extensive experience in executive leadership at several public companies.
Martha Cummings. Ms. Cummings has served as a member of our board of directors since January 2021. From July 2018 to March 2020, Ms. Cummings served as Executive Vice President, Head of Compliance Strategy & Operations at Wells

Fargo Bank N.A., a publicly traded global financial services company. Previously, from October 2012 to June 2018, Ms. Cummings served as Senior Vice President and Senior Supervisory Officer at the Federal Reserve Bank of New York. Ms. Cummings served in several roles with Banco Santander, S.A., a publicly traded multinational financial services company, between October 2006 and September 2012, including Managing Director, Head of North America Financial Sponsors and Managing Director, Chief Risk Officer for Banco Santander S.A., New York Branch, and was Senior Vice President, Latin America Capital Markets Risk from September 1997 to April 2001. Ms. Cummings holds a Master of Business Administration from the Wharton School of Business and a Master of Arts in International Studies from the Lauder Institute of the University of Pennsylvania, and a Bachelor of Arts in Economics from the University of Minnesota.
We believe that Ms. Cummings is qualified to serve as a member of our board of directors because of her experience in management and her knowledge of the global financial services industry.
Jud Linville. Mr. Linville has served as a member of our board of directors since May 2020. Since October 2019, Mr. Linville has served as a Senior Advisor at General Atlantic LLC, a global growth equity firm. He previously served as the Chief Executive Officer of Global Cards and Consumer Services at Citigroup Inc., a publicly traded global financial services institution, from November 2010 to September 2018. Prior to joining Citigroup, Mr. Linville served in various leadership roles at American Express Company, a publicly traded multinational financial services corporation, from October 1989 to October 2010, including as President and Chief Executive Officer of Consumer Services, President of the U.S. Consumer Card Services Group and President of Corporate Services. Mr. Linville currently serves as a member of the Board of Visitors of Duke University’s Fuqua School of Business and as a member of the Board of Trustees of Lafayette College. Mr. Linville holds a Doctor of Psychology in Clinical Psychology from the College of Medicine at Drexel University and a Bachelor of Arts in Psychology from Lafayette College.
We believe that Mr. Linville is qualified to serve as a member of our board of directors because of his extensive business experience in the financial industry, his experience in management and his knowledge of the industry that we operate in.
Helen Riley. Ms. Riley has served as a member of our board of directors since May 2020. Since June 2015, Ms. Riley has served as the Chief Financial Officer at X Development LLC, a research and development company and subsidiary of Alphabet Inc., a publicly traded internet-related services and products company. From 2011 to 2015, Ms. Riley was the Senior Finance Director of Global Marketing and Global General Administration at Google LLC, a multinational technology company and subsidiary of Alphabet Inc. Ms. Riley held various other positions in finance at Google from 2003 to 2011. Ms. Riley currently serves on the board of directors of Eventbrite Inc., a publicly traded global service ticketing platform. Ms. Riley holds a Master of Business Administration from Harvard Business School and a Bachelor of Arts in Philosophy, Politics and Economics and a Master of Arts from the University of Oxford.
We believe that Ms. Riley is qualified to serve as a member of our board of directors because of her experience in management, knowledge of the global financial services industry, and experience as a board member of a public company.
Continuing Directors
Arnon Dinur. Mr. Dinur has served as a member of our board of directors since September 2013. Since June 2009, Mr. Dinur has served as a Partner at 83North, a venture capital firm. Previously, from November 2006 to June 2009, Mr. Dinur led mobile strategy at SanDisk Corporation, a publicly traded Flash memory card company, as Senior Vice President after joining SanDisk Corporation in connection with the acquisition of Msystems Ltd, in 2006. From July 2002 to November 2006, Mr. Dinur served in several roles, including Senior Vice President of Strategy and M&A and Corporate Vice President and General Manager of the DiskOnKey division, at Msystems, a producer of flash memory storage products. Mr. Dinur currently serves on the board of directors of a number of privately held companies. Mr. Dinur holds a Master of Business Administration from the University of Texas at Austin and a Bachelor of Laws and a Bachelor of Arts in Accounting from Tel Aviv University.
We believe that Mr. Dinur is qualified to serve as a member of our board of directors because of his experience as a seasoned venture capital investor, his experience as a current and former director of many companies and his knowledge of the industry that we operate in.
Gerri Elliott. Ms. Elliott has served as a member of our board of directors since April 2021. She served as Executive Vice President and Chief Customer & Partner Officer at Cisco Systems, Inc., a publicly traded networking technology company, from April 2018 until her retirement in May 2022. From July 2009 to March 2014, Ms. Elliott held positions of increasing responsibility at Juniper Networks, Inc., a publicly traded networking company, most recently serving as Executive Vice President, Strategic Advisor and Chief Customer Officer. Before joining Juniper Networks, Ms. Elliott held a series of senior executive positions at Microsoft Corporation, a publicly traded technology company, from September 2001 to December 2008, including as Corporate Vice President, Worldwide Public Sector. Prior to Microsoft, Ms. Elliott spent 22 years at International Business Machines Corporation, a publicly traded technology and consulting company, where she held executive and management positions in North America and Asia Pacific in sales, services, consulting, strategy development, and product management. Ms. Elliott has served on the board of directors of Whirlpool Corporation, a publicly traded home appliances company, since February 2014. Ms. Elliott was previously a director of Marvell Technology Group Ltd., a publicly traded data infrastructure company, from July 2017 to July 2018, Mimecast Limited, a publicly traded cloud services company, from November 2017 to April 2018, Imperva, Inc., a cybersecurity company that was publicly traded until its acquisition by Thoma Bravo in 2019, from August 2015 to May 2018, and Bed Bath & Beyond, Inc., a publicly traded merchandise retailer, from February 2014 to July 2017. Ms. Elliott is the founder of Broadrooms.com, a website dedicated to executive women who serve or want to serve on corporate boards. Ms. Elliott holds a Bachelor of Arts in Political Science from New York University.
We believe that Ms. Elliott is qualified to serve as a member of our board of directors because of her extensive experience in executive leadership and experience as a board member of several public companies.
Jason Gardner. Mr. Gardner founded Marqeta and served as our Chief Executive Officer until January 2023. He has also served as a member of our board of directors since November 2010, taking on the role of Executive Chairman in January 2023. Prior to founding Marqeta, Mr. Gardner co-founded PropertyBridge, Inc., a rent and lease-related platform that was acquired by MoneyGram International, Inc. in October 2007, and served as its Vice President from August 2008 to December 2009, Vice President of Business Development from October 2007 to July 2008, and President from May 2004 to October 2007. From June 2002 to May 2004, Mr. Gardner was the Director of Sales for The 451 Group, a technology research group. Mr. Gardner also founded Vertical Think, Inc., an IT management company, and served as its Chief Executive Officer from January 1999 to January 2002. Mr. Gardner holds a Bachelor of Arts in Political Science from Arizona State University.
We believe that Mr. Gardner is qualified to serve as a member of our board of directors because of his experience and perspective as our Founder and former Chief Executive Officer.
Simon Khalaf. Mr. Khalaf was appointed as Chief Executive Officer of Marqeta and as a member of our board of directors in January 2023. Prior to his appointment, he had served as our Chief Product Officer since June 2022. Before joining Marqeta, Mr. Khalaf was SVP of Twilio Inc., a publicly-traded cloud communications platform developer, with responsibility for Twilio’s Core Products, from May 2019 to June 2022. From June 2017 to May 2019, Mr. Khalaf was SVP and General Manager, Media Products at Verizon, Inc., a publicly-traded communications company. He previously played a key role in a number of other public and private companies, including Chief Executive Officer at Flurry, Inc., which was acquired by Yahoo. Mr. Khalaf holds a Master of Science in Electrical Engineering from Syracuse University and a Bachelor of Engineering in Electrical Engineering from American University of Beirut.
We believe that Mr. Khalaf is qualified to serve as a member of our board of directors because of his extensive business experience in product and technology, his experience in management and his perspective as our Chief Executive Officer, and his knowledge of the industry that we operate in.
Kiran Prasad. Mr. Prasad has served as a member of our board of directors since September 2022. Since May 2021, Mr. Prasad has served as Head of Product at Next Door Holdings, Inc., a publicly traded internet-related services company. He previously served as Vice President of Product for LinkedIn, a networking-focused social media platform and subsidiary of Microsoft Corporation, from January 2018 to April 2021. Prior to that, Mr. Prasad was Vice President of Engineering, Mobile from 2011 to 2014 at LinkedIn. Mr. Prasad holds a Bachelor of Science in Computer Science and Computational Mathematics from Michigan State University and a Master of Science in Computer Science from the University of Michigan.
We believe that Mr. Prasad is qualified to serve as a member of our board of directors because of his extensive business experience in product and technology, his experience in management and his knowledge of the industry that we operate in.
Godfrey Sullivan. Mr. Sullivan has served on our board of directors since May 2021. Mr. Sullivan previously served as President and Chief Executive Officer of Splunk, Inc., a publicly traded big data company, from September 2008 to November 2015 and as a member of the board of directors of Splunk, Inc. from December 2011 to June 2019, including as chairman of the board of directors from December 2011 until March 2019. Prior to Splunk, Mr. Sullivan held several executive roles at Hyperion Solutions Corporation, a performance management software company acquired by Oracle Corporation in April 2007, most recently as President and Chief Executive Officer from October 2001 to April 2007. Mr. Sullivan has served as a member of the board of directors of CrowdStrike Holdings, Inc., a publicly traded cybersecurity company, since December 2017 and Gitlab Inc., a publicly traded devops software company, since January 2020. Mr. Sullivan previously served on the board of directors of Citrix Systems, Inc., a publicly traded enterprise software company, from February 2005 to June 2018 and Informatica Corporation, a publicly traded software development company, from January 2008 to June 2013. Mr. Sullivan holds a Bachelor of Business Administration in Real Estate and Economics from the Hankamer School of Business at Baylor University.

We believe Mr. Sullivan is qualified to serve as a member of our board of directors because of his extensive experience in leadership, business, and software, and his experience as a board member of several public companies.
Director Independence
Our Class A common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of its initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nomination and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director and has determined that each of Mmes. Atkinson, Cummings, Elliott, and Riley and Messrs. Dinur, Linville, Prasad, and Sullivan is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Gardner, our Founder and former Chief Executive Officer, serves as Executive Chairman of our board of directors and holds such powers as are customarily held by the chairperson of a board of directors. Our independent directors bring experience, oversight, and expertise from outside of our Company, while Mr. Gardner and Mr. Khalaf bring company-specific experience, leadership, and insight as our Founder and Chief Executive Officer, respectively.
Independent leadership remains an important pillar of the leadership structure of our board of directors. While Marqeta’s Founder presides as Executive Chairman of the board of directors, the board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director. Our board of directors has appointed Mr. Linville to serve as our lead independent director. Our board of directors believes that from Mr. Linville’s extensive experience in the financial industry, as well as his past experience as the Chief Executive Officer of Global Cards and Consumer Services at Citigroup Inc., and in various leadership roles at American Express Company, he brings abundant financial expertise and business acumen that helps ensure strong and independent oversight and effective collaboration among the directors. As lead independent director, Mr. Linville presides over periodic meetings of our independent directors, serves as a liaison between the Executive Chairman of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.
We believe that the Executive Chairman role allows consistent communication and coordination throughout Marqeta as well as effective and efficient implementation of corporate strategy and is important in unifying our team members behind a single vision and supporting our recently appointed Chief Executive Officer who has also been appointed to the board of directors.
The lead independent director provides an important balance between management and non-management directors. The board of directors believes this leadership structure strikes an appropriate balance between effective and efficient leadership and oversight by non-management directors.
Board and Stockholder Meetings
During the fiscal year ended December 31, 2022, or fiscal 2022, our board of directors held six meetings (including regularly scheduled and special meetings). In fiscal 2022, our audit committee met eight times, our compensation committee met five times, and our nomination and governance committee met five times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All members of our board of directors attended our annual meeting of stockholders held in 2022.

Committees of the Board of Directors
Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nomination and governance committee. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Governance” section of our investor relations website at https://investors.marqeta.com/governance/governance-overview. The contents of our websites are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
Audit Committee
Our audit committee consists of Mmes. Cumming and Riley and Mr. Sullivan, with Ms. Riley serving as Chairperson. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Ms. Riley is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•overseeing procedures for employees to submit concerns anonymously about questionable accounting or other matters;
•reviewing our financial statements and our critical accounting policies and practices;
•reviewing the adequacy of our internal controls;
•reviewing our policies on risk assessment and risk management;
•reviewing related-party transactions;
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the performance of our internal audit function.
Compensation Committee
Our compensation committee consists of Mmes. Atksinon and Elliott and Messrs. Dinur, Linville, and Prasad, with Mr. Linville serving as Chairperson. The composition of our compensation committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendation to our board of directors regarding, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Nomination and Governance Committee
Our nomination and governance committee consists of Ms. Cummings and Mr. Dinur, with Ms. Cummings serving as Chairperson. The composition of our nomination and governance committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our nomination and governance committee is responsible for, among other things:
•identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;

•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•reviewing developments in corporate governance practices;
•oversight of matters pertaining to environmental, social, and governance practices and reporting;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Compensation Committee Interlocks and Insider Participation
Our compensation committee membership during fiscal 2022 is listed above. Christopher McKay, who departed from our board of directors on June 16, 2022, following our 2022 annual meeting of stockholders, was also a member of the compensation committee prior to his departure and Ms. Atkinson, who joined our board of directors on April 17, 2023, is also a member of the compensation committee as of the date of her appointment. None of the members of our compensation committee is or has been an officer or employee of Marqeta. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Board Diversity
The following matrix presents the gender and demographic diversity of our board of directors as of April 24, 2023:

Total Number of Directors	10
	Female	Male
Gender Identity
Directors	4	6
Demographic Background
Asian	1	1
Black or African American	1	—
White	2	5
Considerations in Evaluating Director Nominees
Our nomination and governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nomination and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nomination and governance committee considers include, without limitation, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that may be appropriate in the context of the needs of the board of directors. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nomination and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nomination and governance committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nomination and governance committee to find director candidates (for which it would be paid a fee) would be instructed to take into account all of the considerations used by our nomination and governance committee. The nomination and governance committee retained Heidrick & Struggles International, Inc. to assist in identifying and evaluating potential director candidates for its most recent director search, which culminated in Mr. Prasad’s appointment to the board of directors effective September 14, 2022 and Ms. Atkinson’s appointment to the board of directors effective April 17, 2023. After completing its review and evaluation of director candidates, our nomination and governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
The nomination and governance committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to our Corporate Secretary at the address listed on the first page of this Proxy Statement, and including all information that our bylaws require for director nominations. The nomination and governance committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director candidates.

Communications with the Board of Directors
Interested parties wishing to communicate with our independent directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Chief Legal Officer at our address listed on the first page of this Proxy Statement via U.S. Mail or Expedited Delivery Service. Our Chief Legal Officer or their designee will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at www.investors.marqeta.com in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website. The contents of our websites are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.
Prohibition on Hedging, Short Sales, and Pledging
Our board of directors has adopted an Insider Trading Policy that applies to all of our employees, directors, and officers. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.
Role of the Board in Risk Oversight
Our board of directors has responsibility for the oversight of our risk management and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including platform operations, finance, legal, cybersecurity, and strategic risk.
Specifically, our audit committee oversees management of key risks, as well as our risk-management governance, policies, and processes. These key risks include risks related to: platform operations; revenue concentration; relationships with banks; financial risks; the reconciliation of funds; platform performance and reliability; and security breaches, among others. Our compensation committee oversees risks associated with our compensation policies and practices, including determining whether such policies and practices encourage excessive risk-taking; reviewing the relationship between risk management policies and compensation; and evaluating compensation policies and practices that could mitigate any such risk. Our nomination and governance committee oversees risks associated with corporate governance policies and practices, including composition of our board of directors; developments in corporate governance practices; and our environmental, social, and governance practices.
Non-Employee Director Compensation
Our board of directors has approved a compensation policy for our non-employee directors, or the director compensation policy, pursuant to which our non-employee directors receive the compensation described in the table below. The director compensation policy was developed with input from the board of directors’ independent compensation consultant, Compensia, Inc., or Compensia, regarding practices and compensation levels at comparable companies. The director compensation policy is designed to attract, retain, and reward non-employee directors.
Annual Retainers for Board Membership

Annual service on the board of directors	$50,000
In fiscal 2022, our policy provided that each non-employee director that is elected to our board following our initial public offering is granted a one-time restricted stock unit, or RSU, award of our Class A common stock with a value of $375,000, or the Initial Grant. Furthermore, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting is granted an RSU award of our Class A common stock with a value of $187,000, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. The Initial Grant will vest in three equal annual installments commencing on the first anniversary of the grant date, subject to continued service through the applicable vesting date. Such awards are subject to full acceleration of vesting upon a “sale event” as defined in our 2021 Stock Option and Incentive Plan, or our 2021 Plan.
In January 2023, the board of directors approved an amendment to the director compensation policy increasing the value of the Initial Grant to $400,000 and the value of the Annual Grant to $200,000. The board of directors also approved a $50,000 retainer for annual service as the lead independent director, in addition to the $50,000 retainer for annual service as a member of the board of directors. In April 2023, the board of directors amended the director compensation policy to convert the lead independent director’s $50,000 retainer to a $50,000 RSU award, or LID Grant. This LID Grant will have the same terms and conditions as the Annual Grant described above.
We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal 2022.
Fiscal 2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units (RSUs) ($)(1)(2)	All Other Compensation ($)	Total ($)
Amy Chang(3)	47,802	186,996	—	234,798
Martha Cummings	50,000	186,996	—	236,996
Arnon Dinur(4)	—	—	—	—
Gerri Elliott	50,000	186,996	—	236,996
Jud Linville	50,000	186,996	—	236,996
Christopher M. McKay(5)	—	—	—	—
Kiran Prasad(6)	2,198	374,993	—	377,191
Helen Riley	50,000	186,996	—	236,996
Godfrey Sullivan	50,000	186,996	—	236,996
(1)This column reflects the aggregate grant date value of RSUs granted during fiscal 2022 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the notes to our consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that will be realized by the director upon the vesting of the RSUs, or the sale of the common stock underlying such RSUs.
(2)As of December 31, 2022, our non-employee directors held (i) outstanding options to purchase the number of shares of common stock as follows: Ms. Cummings (581,000 shares); Ms. Elliott (600,000 shares); Mr. Linville (600,000 shares); Ms. Riley (600,000 shares); and Mr. Sullivan (600,000 shares) and (ii) Mmes. Cummings, Elliott, and Riley and Messrs. Linville and Sullivan each had 21,371 unvested and outstanding RSUs and Mr. Prasad had 47,709 outstanding and unvested RSUs. Ms. Chang and Messrs. Dinur, McKay, and Prasad had no outstanding options as of December 31, 2022. Ms. Chang and Messrs. Dinur and McKay had no RSUs outstanding as of December 31, 2022.
(3)Ms. Chang resigned from our board of directors on September 14, 2022.
(4)Mr. Dinur cannot accept board compensation in his current role.
(5)Mr. McKay departed from our board of directors on June 16, 2022, following our 2022 annual meeting of stockholders. He could not accept board compensation due to his role.
(6)Mr. Prasad was appointed to our board of directors on September 14, 2022.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our board of directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of approximately three years. At the Annual Meeting, four Class II directors will be elected to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our board of directors has nominated Naj Atkinson, Martha Cummings, Jud Linville, and Helen Riley for election as Class II directors at the Annual Meeting. If elected, each of Mmes. Atkinson, Cummings, and Riley and Mr. Linville will serve as Class II directors until the 2026 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation or removal. Each of the nominees are currently a director of Marqeta. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mmes. Atkinson, Cummings, and Riley and Mr. Linville. We expect that Mmes. Atkinson, Cummings, and Riley and Mr. Linville will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your brokerage firm, bank, or other nominee, then your brokerage firm, bank, or other nominee will not have discretionary authority to vote your shares. Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
Vote Required
The election of directors requires a plurality vote of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the four nominees receiving the highest number of votes cast “FOR” will be elected. Any shares voted “WITHHOLD” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MMES. ATKINSON, CUMMINGS, AND RILEY AND MR. LINVILLE AS CLASS II DIRECTORS TO SERVE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS, WITH EACH NOMINEE TO SERVE UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2023. Ernst & Young LLP has served as our independent registered public accounting firm since 2018.
At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, our audit committee will consider the outcome of the vote in determining whether to retain this firm for our fiscal year ending December 31, 2023. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2023 if our audit committee believes that such a change would be in the best interests of Marqeta and its stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2022 and 2021. The increase in Audit Fees in fiscal 2022 is due, in part, to testing the Company’s compliance with additional requirements as a large accelerated filer as defined pursuant to Rule 12b-2 of the Exchange Act.

	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$5,242,000	$3,348,000
Audit-Related Fees(2)	$255,000	$682,000
Tax Fees(3)	$74,000	$50,000
All Other Fees	—	—
Total Fees	$5,571,000	$4,080,000
(1)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements, and SEC registration statements (including the registration statement for our initial public offering).
(2)“Audit-Related Fees” consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” This category includes fees related to acquisition support due diligence procedures and fees related to the readiness assessment for controls under the Sarbanes-Oxley Act of 2002.
(3)“Tax Fees” related to professional services rendered in connection with acquisition support due diligence procedures.
Auditor Independence
In the fiscal year ended December 31, 2022, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
Our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.
Vote Required
The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Marqeta specifically incorporates this report or a portion of it by reference.
The audit committee assists the board of directors in oversight of (1) the integrity of Marqeta’s financial statements, (2) Marqeta’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of Marqeta’s auditors engaged for the purpose of issuing an audit report or performing other audit, review or attest services for Marqeta, (4) Marqeta’s governance, policies, and processes for monitoring and mitigating risks, and (5) the performance of Marqeta’s internal audit function. Ernst & Young LLP, Marqeta’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by management for the fiscal year ended December 31, 2022.
In connection with our review of Marqeta’s audited financial statements for the fiscal year ended December 31, 2022, we relied on reports received from Ernst & Young LLP as well as the advice and information we received during discussions with management. In this context, we hereby report as follows:
a.the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management;
b.the audit committee has discussed with Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC;
c.the audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Marqeta; and
d.based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to the board of directors that the audited financial statements be included in Marqeta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.
Members of the Audit Committee:
Helen Riley (Chairperson)
Martha Cummings
Godfrey Sullivan

PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to express their view, on a non-binding advisory basis, on the compensation of our named executive officers (commonly known as a say-on-pay vote). This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Please read the section titled “Executive Compensation” for information about our executive compensation program, including details of the fiscal 2022 compensation of our named executive officers. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote “AGAINST” this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to express their view, on a non-binding advisory basis, regarding how often we should provide our stockholders an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers (commonly known as a say-on-pay vote). You may vote for a frequency of every year, every two years, every three years, or abstain.
The board of directors recommends that the Company hold a say-on-pay vote every year. The board of directors recommends that the vote be held every year because it believes that it will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year.
Because your vote is advisory, it will not be binding upon the board of directors or on our compensation committee. However, the board of directors and the compensation committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.
Vote Required
For this proposal, stockholders are entitled to vote for one of the four provided choices: every year, every two years, every three years, or abstain from voting. The frequency receiving the most votes from the shares present in person or by proxy will be considered the frequency preferred by the stockholders. However, because your vote is advisory and not binding on our board of directors or our compensation committee, the board of directors may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative selected by our stockholders. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR, ON AN ADVISORY BASIS, A FREQUENCY OF “EVERY ONE YEAR” WITH RESPECT TO FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS AND KEY EMPLOYEES
The following table sets forth information for our executive officers as of April 24, 2023:

Name	Age	Title
Executive Officers
Jason Gardner	53	Founder, Executive Chairman, and Former Chief Executive Officer
Simon Khalaf	57	Chief Executive Officer
Randall (Randy) Kern	46	Chief Technology Officer
Michael (Mike) Milotich	46	Chief Financial Officer
Todd Pollak	48	Chief Revenue Officer
Crystal Sumner	39	Chief Legal Officer
Key Employees
Sunaina (Suni) Lobo	47	Chief Human Resources Officer
Executive Officers
Biographical information for Mr. Gardner and Mr. Khalaf is included above with the director biographies in the section titled “Board of Directors and Corporate Governance.”
Randy Kern. Mr. Kern has served as our Chief Technology Officer since June 2021. Prior to joining Marqeta, Mr. Kern held positions of increasing responsibility at salesforce.com, inc., a publicly traded cloud-based customer relationship management company, from May 2014 to May 2021, including as Executive Vice President of Infrastructure Engineering and Executive Vice President, Chief Customer Technology Officer. Prior to Salesforce, Mr. Kern served as a Partner Director of Development at Microsoft Corporation, a publicly traded multinational computer software company from February 2002 to May 2014.
Mike Milotich. Mr. Milotich has served as our Chief Financial Officer since February 2022. Prior to joining Marqeta, Mr. Milotich was Senior Vice President, Head of Corporate Finance and Investor Relations at Visa Inc., a publicly traded global financial platform company, from November 2018 to February 2022. He previously served in a number of finance roles of increasing seniority at Visa since 2011, most recently as Senior Vice President, Head of Investors Relations from April 2018 to November 2018 and Vice President, Corporate FP&A and Business Analyst Lead from December 2014 to April 2018. Mr. Milotich holds a Master of Business Administration in Strategy and finance from the Stern School of Business at New York University and a Bachelor of Arts in Business Economics from the University of California, Santa Barbara.
Todd Pollak. On January 26, 2023, the Board appointed Todd Pollak as Chief Revenue Officer, effective as of January 31, 2023. Prior to joining Marqeta, Mr. Pollak was Chief Commercial Officer at Ancestry, Inc. since January 2019. Prior to Ancestry, Mr. Pollak held increasingly senior sales positions at Google since joining the company in 2005. Mr. Pollak graduated from the University of Michigan with a Bachelor of Arts in English and History.
Crystal Sumner. Effective as of February 13, 2023, the Board appointed Crystal Sumner as Chief Legal Officer, General Counsel, and Corporate Secretary, responsible for overseeing Marqeta’s global legal and regulatory affairs. Prior to Marqeta, Crystal worked at Blend Labs, Inc., a publicly traded cloud banking software company, since June 2016 in various roles including most recently as the Head of Legal, Compliance, and Risk, overseeing the legal, compliance, government relations, and information security teams. Ms. Sumner served as Product and Regulatory Counsel of Eventbrite, Inc., an event management and ticketing website, from October 2014 to June 2016, and as an Enforcement Attorney for the Consumer Financial Protection Bureau from June 2011 to September 2014. She holds a Bachelor of Arts from Texas Tech University and a Juris Doctor from UC Berkeley School of Law.
Key Employee
Suni Lobo. Ms. Lobo has served as our Chief Human Resources Officer since January 2022. Prior to joining Marqeta, Ms. Lobo was SVP and Chief People Officer of Navis, a provider of operational technologies and services related to the cargo supply chain, from March 2017 to November 2021. She previously held a number of senior human resources and business leadership positions at Cisco Systems, Inc., a publicly traded networking technology company, most recently as Senior Director of Global Engineering Learning and Development, Organization Development, and University Relations. Prior to joining Cisco, she held human resources positions at ANZ Bank Ltd. Ms. Lobo is a certified coach and holds an Advanced Masters in Organizational Development and Human Resource Management from the University of New South Wales and a Master’s and Bachelor’s degree in Accounting and Finance from the University of Mumbai.

EXECUTIVE COMPENSATION
This Executive Compensation section describes the compensation of our named executive officers, or NEOs, for the fiscal year ending December 31, 2022, or fiscal 2022. There are no family relationships between any of our directors or executive officers.
During fiscal 2022, our NEOs were:

Executive	Fiscal 2022 Title	Fiscal 2023 Title	Transition Date*
Jason Gardner	Chief Executive Officer, Founder, and Chairman of the Board of Directors	Founder and Executive Chairman	January 2023
Michael (Mike) Milotich	Chief Financial Officer	Chief Financial Officer	N / A
Randall (Randy) Kern	Chief Technology Officer	Chief Technology Officer	N / A
Seth Weissman	Chief Legal Officer, General Counsel, and Secretary	N / A	December 2022
Philip (Tripp) Faix	Chief Financial Officer	N / A	February 2022
Vidya Peters	Chief Operating Officer	N / A	September 2022
* “Transition Date” refers to the date the NEO transitioned out of his or her listed role with Marqeta. Mr. Weissman’s, Mr. Faix’s, and Ms. Peters’ employment with Marqeta ended on December 31, 2022, May 15, 2022, and December 3, 2022, respectively.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary
Business Overview and Company Performance Highlights
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards, giving its customers the ability to build more configurable and flexible payment experiences. Its modern architecture provides instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards, and authorize and settle payment transactions.
Notable accomplishments in fiscal 2022 included:
•Total processing volume, or TPV, increased by 50% year-over-year, from $111 billion in 2021, to $166 billion in 2022.
•Net revenue increased by $231 million, or 45% year-over-year, primarily driven by higher TPV partially offset by changes in our card program mix, particularly the growth of our Powered by Marqeta offering.
•Gross profit increased by $88 million, or 38% year-over-year. Gross margin was 43% for fiscal 2022.
Leadership Transitions
As we continued to mature as a publicly listed company following our initial public offering, or IPO, in 2021, fiscal 2022 marked several important milestones for us: the end of emerging growth company status, the release of a suite of digital banking products, and the continued global expansion of our operations. In addition to these milestones, we continued to add key expertise to our leadership team.
In January 2022, Suni Lobo joined the Company as Chief Human Resources Officer, bringing decades of experience leading best-in-class people teams at companies such as Navis and Cisco.
In February 2022, Mike Milotich joined the Company as Chief Financial Officer, bringing more than a decade of experience in various financial leadership positions with Visa to the Company’s executive leadership team. Tripp Faix, our previous Chief Financial Officer, eased the transition by remaining with us in an advisory capacity through March 2022.
In August 2022, we announced a search process to identify the next Chief Executive Officer and that Jason Gardner would assume the role of Executive Chairman of the board of directors once the new Chief Executive Officer was appointed. In January 2023, the board of directors unanimously appointed Simon Khalaf, our then-Chief Product Officer, as our new Chief Executive Officer and as a member of the board of directors, and Mr. Gardner as Executive Chairman of the board of directors.
Also in 2023, we continued to evolve our senior leadership team, deepening the bench of leadership talent with the addition of Todd Pollak as Chief Revenue Officer in January 2023 and the hiring of Crystal Sumner as Chief Legal Officer in February 2023.
Fiscal 2022 Executive Compensation Programs Summary
The compensation committee of our board of directors (or, the Committee, as referred to in this Compensation Discussion & Analysis) believes that executive compensation should be strongly linked to Company performance and the creation of long-term value for our stockholders. To incentivize long-term value creation and strong financial performance, our cash incentive and equity compensation plans for fiscal 2022 incorporated performance metrics that aligned with the key drivers of success and the health of our business. We used the following performance metrics for our NEOs’ performance-based compensation during the year:

Year-Over-Year Revenue Growth
Gross Profit
Adjusted EBITDA

Based on our operational and financial performance, and in light of the analysis from our independent compensation consultant and other factors described in this Proxy Statement, the Committee made the following compensation decisions for fiscal 2022:

Fiscal 2022 Compensation
Base Salary	Increased base salaries for our NEOs to better align their fixed cash compensation with our compensation philosophy
Annual Cash Incentives
Target Bonuses: Increased target bonuses for our NEOs to better align their target cash compensation with our compensation philosophy

Performance Goals and Achievement: The payouts for our CEO and other NEOs in the Senior Executive Cash Incentive Bonus Plan was 120% of target

Long-Term Equity Awards
Granted long-term equity awards in the form of:

Restricted Stock Units: Generally vest over four years based on continued service

Stock Options: Generally vest over four years based on continued service

Compensation Philosophy and Objectives
Our executive compensation philosophy and objective is to establish a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our business objectives, expand our business, assist in the achievement of our strategic, operational, and financial goals, and create long-term value for our stockholders. In particular, our executive compensation program is designed to:
•Recruit, reward, and retain highly qualified executive officers who have the skills and leadership necessary to grow our business;
•Align the long-term interests of stockholders and executive officers;
•Motivate our executive officers by giving them a stake in our growth and prosperity and encouraging their continued service with us; and
•Provide compensation packages that are competitive and reasonable relative to peers, the overall market, and individual performance.
Compensation Practices
Consistent with our philosophy and to meet our objectives, we maintain the following compensation practices and policies:

What We Do	What We Don’t Do
•Maintain a compensation committee consisting entirely of independent members of the board of directors	•Permit any of our employees or members of the board of directors to engage in short sales, hedging, pledging, or transactions in derivatives of our securities
•Use an independent compensation consultant, retained directly by the Committee	•Offer fixed term (vs. “at-will”) employment for our NEOs
•Align NEO compensation with stockholder interests using equity compensation	•Provide our NEOs any deferred compensation or access to special retirement or pension plans that are not generally available to all our employees
•Use a representative peer group of comparable financial technology, internet, and software companies as well as relevant compensation survey data, when setting executive compensation	•Provide tax reimbursements or gross-ups on executive change-in-control payments
•Risk of compensation programs company-wide is considered by the Committee	•Offer special health benefits; NEOs are eligible for the same health benefits as other employees
•Provide significant perquisites to NEOs
Compensation-Setting Process
The Role of Our Compensation Committee
The Committee has primary responsibility for setting the compensation of our NEOs. This includes determining each element of NEO compensation and the dollar amounts or target amounts for those elements, as well as selecting the metrics and approving the related target, threshold, and maximum levels for performance-based compensation and determining the level of actual achievement of the metrics. The Committee is also responsible for determining our peer group of companies for the purpose of comparing market levels of compensation.
The Role of Our Management Team
In making its decisions, the Committee also relies on input from our management, including the Chief Executive Officer. Members of our management team provide the Committee with perspectives and advice on selecting performance metrics and related target levels and on the composition of our compensation peer group. The Chief Executive Officer also provides the Committee with compensation recommendations based on the individual performance of each NEO and, with the assistance of benchmarked data provided by the independent compensation consultant, on market levels of compensation for each NEO given his or her functional role and scope of authority. No member of management, including the Chief Executive Officer, participates in discussions about his or her own performance or compensation.
The Role of Our Independent Compensation Consultant
Pursuant to its charter, the Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The Committee has the authority to make all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Committee. For fiscal 2022, the Committee engaged Compensia, Inc., or Compensia, as its independent compensation consultant. During fiscal 2022, Compensia was retained to:
•Advise the Committee on a competitive compensation framework relevant to a public company at our stage of development;
•Advise the Committee on the composition of our compensation peer group;
•Provide market analyses of the compensation of our board of directors and executive officers, including our NEOs;
•Provide input on the implementation of our annual cash incentive plan and equity plan;
•Provide market analyses and advise the Committee on executive hiring and certain terminations;
•Advise the Committee on public disclosures relating to our executive compensation program; and
•Assist the Committee in assessing the risks under our compensation programs.
Compensia representatives attended Committee meetings and periodically met with members of our management team in the course of carrying out its advisory work. The Committee has evaluated Compensia’s independence pursuant to Nasdaq listing standards and the relevant SEC rules and determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Fiscal 2022 Compensation Peer Group
In setting NEO compensation for fiscal 2022, the Committee reviewed compensation data from a group of public companies which we believe are comparable in size and industry to us. This peer group consisted of publicly-traded companies headquartered in the U.S. with the following characteristics:
•Generally, companies in financial technology, internet, or software industries with a preference for cloud-based companies.
•Companies with revenues between 0.5x and 2.5x of Marqeta’s and a market capitalization between 0.3x and 3.0x of Marqeta’s.
•In addition, the Committee focused on companies with strong year-over-year revenue growth, a comparable time since IPO, a B2B business model, and companies identified by management as business comparators.
In September 2021, the Committee reviewed and approved the following peer group that would be used for fiscal 2022 compensation decisions:

Fiscal 2022 Peer Group
Affirm Holdings	BlackLine	Green Dot	Smartsheet
Alteryx	Coupa Software	MongoDB	The Trade Desk
Anaplan	Datadog	PagerDuty	WEX
AppFolio	Elastic N.V.	Paylocity Holding	Zscaler
Avalara	Fastly	Q2 Holdings
Bill.com Holdings	Five9	Shift4 Payments

The Committee refers to executive compensation surveys from Radford, an Aon Hewitt company, as needed, covering similar sized technology companies in the San Francisco Bay Area. These surveys, as well as the peer group information, serve as data points in determining the appropriate components and amount of overall compensation. In setting the elements of compensation for our NEOs, the Committee reviewed the base salary, annual cash incentives, total target cash compensation, long-term incentives, and total direct compensation of our NEOs compared to those compensation elements for similarly situated executives at the companies in our compensation peer group. Compensia provided compensation data at the 25th, 50th, 60th and 75th percentiles for our compensation peer group, and the Committee used this information as a reference point when making compensation decisions for our NEOs. While the Committee generally targeted data between the 65th and the 75th percentile, they did not set NEO compensation levels based solely on comparison percentiles from the comparable companies’ data. Instead, the Committee used these percentiles to evaluate the overall competitive marketplace for key talent, and relied on its own judgment in setting NEO compensation amounts after taking into consideration other relevant factors, including the scope, responsibility, and skills required of each NEO’s position, each of our NEOs’ contributions and past performance, achievement of short- and long-term objectives, the competitive market (based on an analysis of compensation peer group and survey data), and internal pay parity.
Compensation Elements
Principal Elements of Compensation; Fiscal 2022 Pay Mix
Consistent with our compensation objectives and our pay-for-performance philosophy described above, we compensate our NEOs in the form of base salaries, annual cash incentives, and long-term equity incentives consisting of time-based restricted stock unit awards, or RSUs, and stock options, or Options.
The following table describes the principal elements of our executive compensation program for fiscal 2022:

	Pay Element	Metrics	Rationale
Base Salary	Cash	N / A	Provides a fixed and stable level of income for performance of day-to-day responsibilities.
Annual Cash Incentives	Performance-based cash incentive	Based on annual revenue growth, gross profit, adjusted EBITDA (as described below) and Committee discretion. Payouts can also be adjusted for individual performance.	Motivates achievement of key annual financial and operational goals.
Long-Term Equity Awards	Time-based RSUs	Stock price performance	Establishes alignment between Company stock price performance and employee compensation. The mix between RSUs and Options balances retention and stock price growth.
	Stock Options	Stock price performance
In fiscal 2022, (i) 50.5% of our Chief Executive Officer’s target total direct compensation was performance-based or variable and (ii) 92.2% of our NEOs’ target total direct compensation was performance-based or variable and 86.4% of total direct compensation consisted of long-term equity awards.
Mr. Gardner received a long-term equity grant in April and May of 2021 (for more information see the section titled “Executive Chairman Long-Term Performance Award,” formerly known as the CEO Long-Term Performance Award). He did not receive an additional equity award in fiscal 2022 because at the time of grant, the board of directors intended the

CEO Long-Term Performance Award to be the exclusive equity award that Mr. Gardner received for a period of seven years.
Base Salary
Our base salaries allow us to attract and retain our NEOs with predictable, fixed annual cash compensation. The Committee sets base salaries for our NEOs after considering the scope, responsibility, and skills required of each NEO’s position, the competitive market (based on an analysis of compensation peer group and compensation survey data), past performance, and internal pay parity.
The Committee determined our NEOs’ base salaries for fiscal 2022 after considering these factors and the recommendations of Mr. Gardner (other than with respect to his own base salary). In particular, the Committee noted that the base salaries of our NEOs, including Mr. Gardner, were below our compensation peer group median. Based on this consideration, the Committee increased our NEOs’ salaries in fiscal 2022 as noted below in order to provide a more competitive overall compensation package and attain greater alignment with market levels.
The Committee approved the following annual base salary adjustments for our NEOs, effective January 1, 2022:

Executive(1)	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary	Percentage Change
Jason Gardner	$350,000	$580,000	66%
Mike Milotich	N / A	$460,000	N / A
Randy Kern	$350,000	$430,000	23%
Seth Weissman	$350,000	$420,000	20%
Tripp Faix	$350,000	$350,000	N / A
Vidya Peters(2)	$383,570	$397,714	4%
(1)    Mr. Gardner’s service as our Chief Executive Officer ended in January 2023. Mr. Milotich’s employment with Marqeta began in February 2022. Mr. Weissman’s, Mr. Faix’s, and Ms. Peters’ employment with Marqeta ended on December 31, 2022, May 15, 2022, and December 3, 2022, respectively.
(2)    Ms. Peters’ base salary amounts have been converted from euros to U.S. dollars using the yearly average U.S. dollar exchange rate during fiscal 2021 and fiscal 2022, as reported by the U.S. Internal Revenue Service. The yearly average exchange rate during fiscal 2021 was 1 euro equals 0.846 and during fiscal 2022 was 1 euro equals 0.951 U.S. dollars.
Cash Incentives
In addition to base salary, we provide our NEOs the opportunity to earn cash bonuses under our Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan. The Committee believes that a significant proportion of each NEO’s total compensation should be at-risk and based on performance, including short-term performance objectives which we incentivize with the Bonus Plan. In furtherance of that goal, the Committee seeks to set Bonus Plan goals that contain rigorous performance hurdles that must be met before target awards under the Bonus Plan can be earned. The Bonus Plan is designed to reward our NEOs based on performance during the full fiscal year. Our NEOs’ performance against our financial and operational goals is measured against the goals set at the beginning of the fiscal year.
Payments Under the Bonus Plan are Calculated Based on the Following Formula:
Fiscal 2022 Bonus Plan Opportunities
NEOs who participate in the Bonus Plan have an established incentive target, which is equal to a percentage of his or her base salary. The actual payout under the Bonus Plan, if any, is calculated based on the bonus pool funding determined by our Company performance. An NEO’s bonus funding could range from 0% to 150% of target.
The Committee determined the fiscal 2022 incentive targets after considering competitive market data from our compensation peer group, with the assistance of its compensation consultant, and the recommendations of Mr. Gardner (other than with respect to himself). In particular, the Committee noted that the Bonus Plan Percentages of our NEOs, including Mr. Gardner, were below our compensation peer group median. After reviewing market data relating to their bonus targets, the Committee found an increase to be appropriate.

Executive(1)	Fiscal 2021 Bonus Target (% of base salary)	Fiscal 2022 Bonus Target (% of base salary)
Jason Gardner	50%	85%
Mike Milotich	N / A	75%
Randy Kern	50%	75%
Seth Weissman	50%	75%
Tripp Faix	50%	50%
Vidya Peters	75%	85%
(1)    Mr. Faix’s employment with Marqeta ended on May 15, 2022, and he received 75% of his annual bonus target pursuant to his separation agreement. Ms. Peters employment with Marqeta ended on December 3, 2022, and she received 75% of her annual bonus target pursuant to her separation agreement. See the sections titled “Separation Agreement with Tripp Faix” and “Separation Agreement with Vidya Peters” in the “Executive Employment Arrangements” section of this “Compensation Discussion & Analysis” for more information.
Performance Metrics and Targets
For fiscal 2022, the Committee selected the following performance metrics for the Bonus Plan to align the target bonus opportunities for our NEOs with the key drivers of our financial and operational success:

	Definition	Why Used
Year-Over-Year Revenue Growth	Revenue as reported in our audited financial statements	Primary external indicator of growth
Gross Profit	Gross Profit as reported in our audited financial statements	Indicator of growth and efficiency in our cost of revenue
Adjusted EBITDA	Gross Profit minus adjusted operating expenses, which excludes stock-based compensation, equity-related taxes, acquisition-related costs, depreciation, amortization, and bonus funding	Indicator of growth and efficiency in our cost of revenue and operating expenses
Our actual performance in fiscal 2022 relative to the target levels established for each of the performance metrics described above resulted in the following weighted funding percentages under the fiscal 2022 Bonus Plan:

	Weight	Target	Actual	Overall Funding (as a % of Target)
Year-Over-Year Revenue Growth	25%	39%	45%	120%
Gross Profit	25%	$315.30	$320.00
Adjusted EBITDA	25%	$(25.50)	$(7.20)
Discretion	25%	100%	90%
Fiscal 2022 Cash Incentive Payments
These funding percentages resulted in the following payments under the Bonus Plan:

Executive(1)	Base Salary	Target Incentive	Bonus Target	Final Bonus Payout	Final Bonus Payout as a % of Target
Jason Gardner	$580,000	85%	$493,000	$592,000	120%
Mike Milotich(2)	$460,000	75%	$294,906	$413,000	140%
Randy Kern	$430,000	75%	$322,500	$355,000	110%
Seth Weissman(3)	$420,000	75%	$315,000	$330,000	105%
(1)     Mr. Faix’s employment with Marqeta ended on May 15, 2022, and he received 75% of his annual bonus target pursuant to his separation agreement. Ms. Peters’ employment with Marqeta ended on December 3, 2022, and she received 75% of her annual bonus target pursuant to her separation agreement. See the sections titled “Separation Agreement with Tripp Faix” and “Separation

Agreement with Vidya Peters” in the “Executive Employment Arrangements” section of this “Compensation Discussion & Analysis” for more information.
(2)     Mr. Milotich joined Marqeta on February 22, 2022, and was eligible for a prorated bonus payout for fiscal 2022. The amounts shown in the table above represent the prorated amount.
(3)     Mr. Weissman’s employment with Marqeta ended on December 31, 2022; as he worked during the entire fiscal year, he was eligible for a fiscal 2022 bonus.
The Committee determined that the fiscal 2022 bonus amounts reflected our strong year and growth path, driven by our executive officers, and the challenges they addressed during fiscal 2022. If bonus payouts are adjusted for individual performance, the bonuses for:
•Mr. Gardner reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and was not adjusted for individual performance.
•Mr. Milotich reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and his role in leading the Company to a more fiscally conservative position to aid in the path to sustainable growth.
•Mr. Kern reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and his role in leading the product organization on an interim basis in addition to his role as Chief Technology Officer.
•Mr. Weissman reflected the achievement of the corporate performance measures described above in the section titled “Performance Metrics and Targets” and the arrangements negotiated in his separation agreement. See the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section of this “Compensation Discussion & Analysis” for more information.
Long-Term Equity Incentives
The long-term equity incentive element of our NEOs’ compensation generally consists of:
1.Restricted Stock Units, or RSUs, which, prior to the first quarter of 2023, generally vest over a four-year period subject to the recipient’s continued service with us; and
2.Stock Options, or Options, which, prior to the first quarter of 2023, generally vest over a four-year period subject to the recipient’s continued service with us, but only deliver value with stock price growth from the award’s exercise price.
In the first quarter of 2023, the Company began granting RSUs and Options which generally vest over a three-year period subject to the recipient’s continued service with us. The Committee believes the use of RSUs and Options align the total compensation of our NEOs with stockholder value creation and motivate and reward our NEOs for effectively executing longer-term strategic, financial, and operational objectives. The Committee believes that a mix of Options (which directly link our NEOs’ target total direct compensation to the performance of our stock price) and RSUs (which offer more predictable value over time) effectively align our NEOs’ compensation with the long-term interests of our stockholders while addressing our retention objectives.
Fiscal 2022 Equity Awards
The Committee determined to award a mix of Options and RSUs to our NEOs (other than the Chief Executive Officer) for fiscal 2022 as follows:
The Committee determined that a mix of 50% RSUs and 50% Options for our NEOs appropriately balances our goals of stockholder alignment, business execution, long-term share price growth, and NEO retention.
Mr. Gardner received a long-term equity grant in April and May of 2021 (for more information see “Executive Chairman Long-Term Performance Award,” formerly the CEO Long-Term Performance Award). He did not receive an equity award in fiscal 2022 because at the time of grant, the board of directors intended the Executive Chairman Long-Term Performance Award to be the exclusive equity award that Mr. Gardner received for a period of seven years.
In arriving at the target equity values to award to our NEOs for fiscal 2022, the Committee considered our performance in fiscal 2021, competitive market data for each NEO’s position, the value of each NEO’s unvested equity holdings, individual performance, and the recommendations of our Chief Executive Officer (other than with respect to himself).
After reviewing these factors, the Committee approved the following equity awards for our NEOs for fiscal 2022:

Executive	Total Target Equity Award	Target RSU Value	Target Option Value
Jason Gardner	N / A	N / A	N / A
Mike Milotich(1)	N / A	N / A	N / A
Randy Kern	$3,840,000	$1,920,000	$1,920,000
Seth Weissman(2)	$2,042,000	$1,021,000	$1,021,000
Tripp Faix(3)	N / A	N / A	N / A
Vidya Peters(4)	$4,055,000	$2,027,500	$2,027,500
(1)     Mr. Milotich joined Marqeta on February 22, 2022, and, based on the competitive market analysis prepared by Compensia, the Committee determined it would be appropriate to grant Mr. Milotich a new-hire award with a target value of $8,000,000. In May 2022, the Committee provided Mr. Milotich an additional grant of Options with a value of $4,000,000 and RSUs with a value of $4,000,000 on the same terms as the new-hire award above to better align him with internal comparators and in recognition of his importance to the long-term performance of the Company.
(2)    Mr. Weissman’s employment with Marqeta ended on December 31, 2022. Mr. Weissman received nine months of accelerated vesting of his RSUs and Options and nine months to exercise vested Options in alignment with his offer letter, as amended, and separation agreement. See the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section of this “Compensation Discussion & Analysis” for more information.
(3)    Mr. Faix resigned from his role as Chief Financial Officer effective February 2022, and did not receive any equity awards in fiscal 2022.
(4)    Ms. Peters’ employment with Marqeta ended on December 3, 2022, and her unvested RSUs and Options granted in fiscal 2022 were canceled as of September 3, 2022, when she transitioned out of her role as Chief Operating Officer.
Prior to the first quarter of 2023, Options awarded to NEOs vest over four years in equal monthly installments, and RSUs awarded to NEOs vest over four years in equal quarterly installments; both are subject to the NEO’s continued service with Marqeta. In the first quarter of 2023, the Company began granting RSUs and Options which generally vest over a three-year period subject to the NEO’s continued service with us.
Executive Chairman Long-Term Performance Award
In April and May 2021, our board of directors granted Options to Mr. Gardner, our Executive Chairman and then-Chief Executive Officer, providing for a maximum of 19,740,923 shares and 47,267 shares of our Class B common stock, which we refer to collectively as the Executive Chairman Long-Term Performance Award, formerly the CEO Long-Term Performance Award. The Executive Chairman Long-Term Performance Award has an exercise price of $21.49 and $23.40 per share, respectively, which was the fair market value of our Class B common stock at the time of each grant as determined by our board of directors. The Executive Chairman Long-Term Performance Award vests over a period of up to seven years following the expiration of the lock-up period associated with our public offering on November 12, 2021, with an option term of up to 10 years from the date of grant, subject to earlier termination, including if Mr. Gardner’s service ends. The Executive Chairman Long-Term Performance Award vests subject to Mr. Gardner remaining our chief executive officer or executive chairman of our board of directors, or the Service Condition, through the achievement of certain performance conditions, as described below.
The Executive Chairman Long-Term Performance Award is meant to support our transition to a public company while providing a meaningful incentive to Mr. Gardner with sustained long-term value creation for our stockholders, and minimize dilution if returns are lower than contemplated. At the time of grant, the board of directors intended the Executive Chairman Long-Term Performance Award to be the exclusive equity award that Mr. Gardner receives for a period of seven years.
The Executive Chairman Long-Term Performance Award has a performance period that commenced on November 12, 2021 and expires on the earlier of the seven-year anniversary of the date of our initial public offering (June 9, 2028), a change in control of the company, or Mr. Gardner ceasing to meet the Service Condition. Shares subject to the award that have not vested by the end of the performance period will terminate and be forfeited for no consideration.

The Executive Chairman Long-Term Performance Award is divided into seven equal tranches. The shares will be eligible to vest upon the achievement of certain “Company Common Stock Price Hurdles” during the performance period. As set forth below, 1/7th of the total number of option shares will vest and become exercisable for the applicable tranche in the table below, subject to Mr. Gardner satisfying the Service Condition through the vesting date:

Tranche	Company Common Strike Hurdle	Number of Options Eligible to Vest
1	$67.50	2,826,884
2	$78.98	2,826,884
3	$92.40	2,826,884
4	$108.11	2,826,884
5	$126.49	2,826,884
6	$147.99	2,826,884
7	$173.15	2,826,884
The Company Common Stock Price Hurdle will be achieved if the average closing price of a share of our Class A common stock during any 90 consecutive trading day period during the performance period equals or exceeds the “Company Common Stock Price Hurdle” set forth in the table above. There is no linear interpolation between hurdles. The Company Common Stock Price Hurdles and the number of associated shares that will vest will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events. During fiscal 2022, no Company Common Stock Price Hurdle was achieved.
In addition, the Executive Chairman Long-Term Performance Award has a restricted vesting period during the first four years following our initial public offering, or the Restricted Vesting Period, such that Mr. Gardner is only eligible to vest in up to 20% of the shares of the Executive Chairman Long-Term Performance Award during each fiscal year during the Restricted Vesting Period. If multiple Company Common Stock Price Hurdles are met during such Restricted Vesting Period, the excess shares that would have vested in such fiscal year shall instead be eligible to vest on the first day of the next fiscal year subject to Mr. Gardner meeting the Service Condition through such date. This limitation shall not be applicable if there is a change in control during the Restricted Vesting Period.
In the event of a change in control of the Company, the per share acquisition price in such transaction will be used to determine whether any then-unachieved Company Common Stock Price Hurdles are achieved (with no linear interpolation between stock price hurdles).
Executive Employment Arrangements
Offer Letters
We have entered into employment offer letters with our NEOs, providing for at-will employment and setting forth initial base salaries, target bonus, and equity information, as well as eligibility to participate in Company benefit plans. Our NEOs are subject to our proprietary information and inventions agreement, and continue to remain subject to certain provisions of the agreement following termination.
Separation Agreement with Seth Weissman
On October 17, 2022, Mr. Weissman entered into a transition and separation agreement with the Company. In alignment with the Executive Severance Plan and his offer letter, Mr. Weissman received nine months of base salary and nine months of continued health care coverage under COBRA. Mr. Weissman also received nine months of equity award acceleration and nine months to exercise his vested Options. Given that he was employed for the entirety of fiscal year 2022, Mr. Weissman remained eligible for a fiscal 2022 bonus, calculated as described above. This compensation was conditioned upon execution by Mr. Weissman of a general release of claims and confidentiality covenants set forth in the separation agreement as well as the provision of transition services.
Separation Agreement with Tripp Faix
On March 14, 2022, Mr. Faix entered into a separation agreement with the Company. In alignment with the Executive Severance Plan, Mr. Faix received nine months of base salary; 75% of his annual bonus target; and nine months of continued health care coverage under COBRA. This compensation was conditioned upon execution by Mr. Faix of a general release of claims and confidentiality covenants set forth in the separation agreement as well as the provision of transition services.

Separation Agreement with Vidya Peters
On September 28, 2022, Ms. Peters entered into a separation agreement with the Company. In alignment with the separation agreement, Ms. Peters received six months of base salary; 75% of her annual bonus target; and six months of continued health care coverage. This compensation was conditioned upon execution by Ms. Peters of a general release of claims and confidentiality covenants set forth in the separation agreement as well as the provision of transition services.
Other Compensation Policies
Broad-Based Benefits
Our executive officers, including our NEOs, are eligible to participate in the same employee benefit programs that are generally available to other full-time employees in the U.S., including a 401(k) plan with company sponsored matching contributions; medical, dental and vision insurance; health savings accounts; life and disability insurance; flexible spending accounts; wellness and commuter benefits; monthly stipend for home office expenses; employee stock purchase plan; and various time off and leave of absence programs. These benefits are offered to all employees, including executive officers, in order to attract and retain employees. We do not offer defined benefit pension or other supplementary retirement benefits to employees.
Perquisites and Other Personal Benefits
We do not consider perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to reward long-standing service to us, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
Severance and Change in Control Arrangements
Our offer letters and Executive Severance Plan provide our executive officers, including NEOs, and certain key employees with certain post-employment payments and benefits in the event of a qualifying termination of employment, including in connection with a change in control of the Company. See the section entitled “Potential Payments on Termination or Change of Control” in “Compensation Tables” for detailed information about these arrangements, including an estimate of the potential payments and benefits payable to our NEOs under these arrangements.
Given the nature and competitiveness of our industry, the Committee believes the severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent.
Hedging and Pledging Prohibitions
Our board of directors has adopted an Insider Trading Policy that applies to all our employees, directors, and officers. This policy prohibits hedging or monetization transactions with respect to our common stock, including using financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin, or holding it in a margin account, and pledging our shares as collateral for a loan.
Rule 10b5-1 Plans
Certain of our directors and executive officers have adopted written trading plans, also known as Exchange Act Rule 10b5-1 Plans, that provide for trading in our securities according to parameters established by the director or officer upon first entering into the plan, without subsequent direction or control by the director or officer. In limited circumstances, the director or officer may suspend or terminate his or her Rule 10b5-1 Plan. Rule 10b5-1 Plans adopted by our directors and officers (and any suspension or termination of those plans) must comply with the terms of our Insider Trading Policy. Additionally, in December 2022, the SEC adopted rules amending the affirmative defense availability and parameters for Rule 10b5-1 Plans. Our Insider Trading Policy and any Rule 10b5-1 Plans entered into subsequent to the effectiveness of the new rules conform to the new rules.
Stock Ownership Guidelines
In February 2023, our board of directors adopted mandatory stock ownership guidelines for our executive officers and non-employee directors. These guidelines are intended to align the interests of our executive officers and non-employee directors with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in Marqeta.

Under our guidelines, all NEOs are required to hold shares of Marqeta common stock equivalent in value to a multiple of their base salaries as set forth below. The multiples vary based on the executive officer’s role in the Company. The minimum dollar values for executive officers and non-employee directors under our current stock ownership guidelines are as follows:

CEO & Executive Chair	Other Executive Staff*	Non-Employee Directors
5.0x Base Salary	1.5x Base Salary	5.0x Board Retainer
*Includes all NEOs other than the CEO
Our executive officers must satisfy the required level of stock ownership under the guidelines by the later of (i) February 2028 or (ii) the fifth anniversary of their date of hire (or date of promotion to a position subject to the guidelines, or to a new multiple level within the executive officer guidelines). Our non-employee directors must satisfy the required level of stock ownership under the guidelines by the later of (i) February 2028 or (ii) the fifth anniversary of their joining our board of directors. For purposes of these guidelines, stock ownership does not include un-exercised Options nor unvested RSUs. If an executive officer, the executive chair, or a non-employee director has not met their required level of stock ownership by the required date, they will be required to hold fifty percent (after tax) of any vesting shares or exercised Options until the requirement is met.
Clawback Policy
On October 26, 2022, the SEC adopted its final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring issuers to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. Nasdaq published proposed rules on February 22, 2023 which we expect will be final prior to the end of the 2023 calendar year. We intend to update our policies and approach to clawbacks in alignment with the requirements of the final rule.
Tax Deductibility of Compensation
Historically, Section 162(m) of the Internal Revenue Code, or Section 162(m), has limited the deductibility of compensation in excess of $1 million paid to “covered employees,” which includes our NEOs, unless the compensation qualifies as “performance-based compensation.” The Committee has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Internal Revenue Code, unless the benefit of such deductibility was considered by the Committee to be outweighed by the need for flexibility or the attainment of other objectives. The Committee monitors issues concerning the deductibility of executive compensation. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m). Accordingly, we expect that at least a portion of the compensation paid to our NEOs in excess of $1 million per officer will be non-deductible.
Compensation Risk Assessment
The Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Committee’s determination include the following:
•We structure our compensation programs to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short- and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and our longer-term success. Our RSUs have time-based vesting and certain of our employees have Options that have a time-based vesting component and only provide value with stock price growth.
•We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.
•Incentives are capped, with the exception of sale commission plans which are limited to a percentage of deal value (and in which none of our NEOs participate); we do maintain internal controls over the determination of sales incentive awards, which we believe discourages excessive risk-taking.
•Our employees are required to comply with our Code of Business Conduct and Ethics, which covers, among other things, accuracy in keeping financial and business records.

•The Committee reviews employee equity award guidelines as well as the overall annual equity budget pool. Any recommended equity award outside these guidelines (including grants to all NEOs) requires approval by the Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.
•A significant portion of the compensation paid to our executive officers and the members of our board of directors is in the form of RSUs to align their interests with the interests of stockholders.
•As part of our Insider Trading Policy, we prohibit the trading of derivatives or hedging transactions involving our securities so that our board of directors, executive officers, and all other employees cannot insulate themselves from the effects of poor stock price performance or engage in trading that is not aligned with value creation for our stockholders.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on their review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for fiscal 2022.
Members of the Compensation Committee
Jud Linville (Chairperson)
Naj Atkinson
Arnon Dinur
Gerri Elliott
Kiran Prasad

COMPENSATION TABLES
2022 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our NEOs during fiscal years 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jason Gardner(4)	2022	580,000	—	—	—	592,000	8,634	1,180,634
Executive Chairman,	2021	350,000	—	—	223,774,512	258,125	4,794	224,387,431
Former Chief Executive Officer	2020	350,000	—	—	1,035,000	307,518	—	1,692,518
Mike Milotich(5)	2022	292,179	100,000(6)	7,999,994	7,997,367	413,000	17,001	16,819,541
Chief Financial Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Randy Kern(7)	2022	430,000	—	1,234,866	1,911,511	355,000	14,145	3,945,522
Chief Technology	2021	204,167	—	—	23,020,000	120,300	8,089	23,352,556
Officer	2020	—	—	—	—	—	—	—
Seth Weissman(8)	2022	420,000	—	769,063(9)	2,902,330(10)	330,000	334,894	4,756,287
Former Chief Legal Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Tripp Faix(11)	2022	87,500	—	—	—	—	399,659	487,159
Former Chief Financial	2021	350,000	—	—	8,079,607	240,625	9,496	8,679,728
Officer	2020	—	—	—	—	—	—	—
Vidya Peters(12)	2022	370,467	—	1,304,006	2,018,537	—	482,558	4,175,568
Former Chief Operating	2021	—	—	—	—	—	—	—
Officer	2020	—	—	—	—	—	—	—
(1)     The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the RSUs and Options awarded to our NEOs during fiscal years 2022, 2021, and 2020, calculated in accordance with FASB ASC Topic 718, except as otherwise set forth below. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our NEOs upon the sale of the underlying shares of common stock.
(2)     The amounts reported in the “Non-Equity Incentive Compensation” column reflect bonuses paid to each of our NEOs under our Bonus Plan, as described more fully in the section titled “Compensation Elements” in “Compensation Discussion & Analysis” above.
(3)     For fiscal 2022, the amounts reported in the “All Other Compensation” column represent:
For Mr. Gardner, group term life insurance and stipends for parking, commute, connectivity, and cell phones.
For Mr. Milotich, 401(k) matches ($10,250), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Mr. Kern, 401(k) matches, group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Mr. Weissman, 401(k) matches ($13,500), group term life insurance, and stipends for parking, commute, connectivity, and cell phones, as well as 75% of Mr. Weissman’s fiscal 2022 base salary payable pursuant to the terms of his Separation Agreement ($315,000). See the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information.
For Mr. Faix, medical waiver, 401(k) matches, group term life insurance, and stipends for parking, commute, connectivity, and cell phones, as well as 75% of Mr. Faix’s fiscal 2021 base salary ($262,500) and 75% target annual bonus ($131,250) payable pursuant to the terms of his Separation Agreement. See the section titled “Separation Agreement with Tripp Faix” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information.
For Ms. Peters, stipends for commute, connectivity, and cell phones, and separation payments which included unused accrued vacation ($36,032) and health coverage, as well as 50% of Ms. Peters’ fiscal 2022 base salary ($198,857) and 75% target annual bonus ($253,543) payable pursuant to the terms of her Separation Agreement. See the section titled “Separation

Agreement with Vidya Peters” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information.
(4)     Mr. Gardner resigned as our Chief Executive Officer and was appointed Executive Chairman in January 2023.
(5)     Mr. Milotich was hired as Chief Financial Officer in February 2022 and was not an NEO prior to fiscal 2022. The amounts reported in the “Salary” and “Non-Equity Incentive Plan” columns reflect prorated amounts received during his first year of hire.
(6)     Amount reported in the “Bonus” column represents a discretionary one-time bonus paid in connection with Mr. Milotich joining the Company in February 2022.
(7)     Mr. Kern was not an NEO prior to fiscal 2021.
(8)     Mr. Weissman was not an NEO prior to fiscal 2022. Mr. Weissman resigned as our Chief Legal Officer in December 2022.
(9)     In connection with Mr. Weissman’s separation, the Company modified Mr. Weissman’s awards (see the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information). The amount reported includes an incremental fair value of $112,395 for a modification of Mr. Weissman’s RSU award, calculated as of September 16, 2022 in accordance with FASB ASC Topic 718. Mr. Weissman’s RSU award was also modified as of February 2, 2022, and we did not report an incremental fair value in accordance with FASB ASC Topic 718 as of such date.
(10)     In connection with Mr. Weissman’s separation, the Company modified Mr. Weissman’s awards (see the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information). The amount reported includes aggregate incremental fair values of $1,603,578 and $282,266 for two modifications of Mr. Weissman’s Option awards, each calculated as of September 16, 2022 in accordance with FASB ASC Topic 718. Mr. Weissman’s Option awards were also modified as of February 2, 2022, and we did not report an incremental fair value in accordance with FASB ASC Topic 718 as of such date. See the “Grants of Plan-Based Awards” table below for more information.
(11)     Mr. Faix was not an NEO prior to fiscal 2021. Mr. Faix resigned as our Chief Financial Officer in February 2022.
(12)     Ms. Peters was not an NEO prior to fiscal 2022. Ms. Peters resigned as our Chief Operating Officer in September 2022. Ms. Peters was employed by a Dutch employer of record. The amounts shown in the “Salary” and “All Other Compensation” columns for Ms. Peters have been converted from euros to U.S. dollars using the yearly average euro to U.S. dollar exchange rate during fiscal 2022, as reported by the U.S. Internal Revenue Service. The yearly average exchange rate during fiscal 2022 was 1 euro equals 0.951 U.S. dollars.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of awards made to our NEOs during fiscal 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Vesting Commencement Date	Threshold ($)	Target ($)	Maximum ($)	Number of Securities Underlying RSUs (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Jason Gardner	1/25/2023	—	—	493,000	739,500	—	—	—	—
Mike Milotich	1/25/2023(3)	—	—	294,906	442,359	—	—	—	—
	3/15/2022	2/22/2022	—	—	—	—	814,763	8.72	3,999,020
	3/15/2022	3/1/2022	—	—	—	458,715	—	—	3,999,995
	5/21/2022	2/22/2022	—	—	—	—	686,718	9.84	3,998,347
	5/21/2022	3/1/2022	—	—	—	406,504	—	—	3,999,999
Randy Kern	1/25/2023	—	—	322,500	483,750	—	—	—	—
	3/15/2022	3/15/2022	—	—	—	—	391,086	8.72	1,911,511
	3/15/2022	1/1/2022	—	—	—	141,613	—	—	1,234,865
Seth Weissman	1/25/2023	—	—	315,000	472,500	—	—	—	—
	3/15/2022(4)	3/15/2022	—	—	—	—	207,968	8.72	1,149,737
	3/15/2022(5)	1/1/2022	—	—	—	75,306	—	—	769,063
	9/16/2022(6)	—	—	—	—	—	—	—	1,752,593
Tripp Faix	—	—	—	—	—	—	—	—	—
Vidya Peters	3/15/2022	3/1/2022	—	—	—	—	412,983	8.72	2,018,537
	3/15/2022	1/1/2022	—	—	—	149,542	—	—	1,304,006
(1)     Represents awards granted under our Bonus Plan in fiscal 2022. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Actual cash incentive awards earned in fiscal 2022 by the NEOs under the Bonus Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)     Reflects grant date fair value of the Options and RSUs computed in accordance with FASB ASC Topic 718, except as otherwise set forth below. The assumptions used in calculating the grant date fair value of the Options and RSUs reported in this column are set forth in the notes to our consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our NEOs upon the sale of the underlying shares of common stock.
(3)    Mr. Milotich joined Marqeta on February 22, 2022, and was eligible for a prorated bonus payout for fiscal 2022. The amounts shown for Mr. Milotich represent the prorated amount.
(4)    In connection with Mr. Weissman’s separation, the Company modified Mr. Weissman’s awards (see the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information). The amount reported includes incremental fair values of $75,290 and $57,962 for two modifications of Mr. Weissman’s Option award, each calculated as of September 16, 2022 in accordance with FASB ASC Topic 718. Mr. Weissman’s Option award was also modified as of February 2, 2022, and we did not report incremental fair value in accordance with FASB ASC Topic 718 as of such date.
(5)    In connection with Mr. Weissman’s separation, the Company modified Mr. Weissman’s awards (see the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information). The amount reported includes incremental fair value of $112,395 for a modification of Mr. Weissman’s RSU award, calculated as of September 16, 2022 in accordance with FASB ASC Topic 718. Mr. Weissman’s RSU award was also modified as of February 2, 2022, and we did not report incremental fair value in accordance with FASB ASC Topic 718 as of such date.
(6)    In connection with Mr. Weissman’s separation, the Company modified Mr. Weissman’s awards (see the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” above for more information). The amount reported includes incremental fair values for Mr. Weissman’s Option awards granted prior to fiscal 2022 of (i) $933,749 and $37,619 for the Option award granted June 5, 2019, (ii) $327,234 and $16,938 for the Option award granted May 5, 2020, (iii) $226,797 and $103,817 for the first Option Award granted February 11, 2021, and (iv) $40,508 and $65,930 for the second Option award granted February 11, 2021, for two modifications of each of Mr. Weissman’s Option awards, each calculated as of September 16, 2022 in accordance with FASB ASC Topic 718. Mr. Weissman’s Option awards were also modified as of February 2, 2022, and we did not report incremental fair value in accordance with FASB ASC Topic 718 as of such date.

Outstanding Equity Awards at Fiscal 2022 Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

	Option Awards(1)(2)							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jason Gardner	2/24/2019	2/24/2019(3)(4)	770,557	—	—	0.40	2/23/2029	—	—
	5/5/2020	4/1/2020(3)(4)	458,334	—	—	2.25	5/4/2030	—	—
	2/11/2021	1/1/2021(3)(4)	150,000	—	—	10.48	2/10/2031	—	—
	2/11/2021	2/11/2021(4)(5)	1,059,639	—	—	10.48	2/10/2031	—	—
	4/13/2021	4/13/2021(6)(7)	—	19,740,923	19,740,923	21.49	4/12/2031	—	—
	5/5/2021	5/5/2021(6)(7)	—	47,267	47,267	23.40	5/4/2031	—	—
Mike Milotich	3/15/2022	2/22/2022(4)(8)	—	814,763	—	8.72	3/14/2032	—	—
	3/15/2022	3/1/2022(4)(9)	—	—	—	—	—	458,715	2,802,749
	5/21/2022	2/22/2022(4)(8)	—	686,718	—	9.84	5/20/2032	—	—
	5/21/2022	3/1/2022(4)(9)	—	—	—	—	—	406,504	2,483,739
Randy Kern	6/1/2021	6/1/2021(4)(8)	2,000,000	—	—	22.00	5/31/2031	—	—
	3/15/2022	3/15/2022(10)	89,623	301,463	—	8.72	3/14/2032	—	—
	3/15/2022	1/1/2022(11)	—	—	—	—	—	106,210	648,943
Seth Weissman (12)	6/5/2019	4/29/2019	1,245,675	—	—	1.46	6/4/2029	—	—
	5/5/2020	4/1/2020	256,250	—	—	2.25	5/4/2030	—	—
	2/11/2021	12/30/2020	157,465	—	—	10.48	2/10/2031	—	—
	2/11/2021	1/1/2021	100,000	—	—	10.48	2/10/2031	—	—
	3/15/2022	3/15/2022	86,653	—	—	8.72	3/14/2032	—	—
Tripp Faix(13)	—	—	—	—	—	—	—	—	—
Vidya Peters(14)	2/11/2021	1/1/2021	62,500	—	—	10.48	2/10/2031	—	—
	3/15/2022	3/15/2022	68,830	—	—	8.72	3/14/2032	—	—
(1)     Options granted prior to June 9, 2021 are subject to the terms of our Amended and Restated 2011 Equity Incentive Plan, as amended, or our 2011 Plan. Shares underlying each award granted under our 2011 Plan are shares of Class B common stock of the Company. Each Option is immediately exercisable unless as otherwise set forth below.
(2)    Options granted after June 9, 2021 are subject to the terms of our 2021 Plan. Shares underlying each award granted under our 2021 Plan are shares of Class A common stock of the Company.
(3)     1/48th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.

(4)     If the NEO is terminated without Cause or resigns with Good Reason (both such terms as defined in the applicable award agreement) in either case within 3 months before or 12 months after the consummation of a Corporate Transaction (as defined in our 2011 Plan) or Sale Event (as defined in our 2021 Plan), then, subject to delivering a fully executed and effective general release of claims, 100 percent (100%) of the shares subject to the NEO’s outstanding equity awards shall vest as of such termination date (or, if later, the Corporate Transaction or Sale Event, as applicable).
(5)     Fifty percent (50%) of the shares subject to the Option vest on the second anniversary of the vesting commencement date and the remaining shares subject to the Option vest in equal monthly installments over the two years thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(6)     Granted pursuant to the Executive Chairman Long-Term Performance Award as described, including vesting, in the subsection titled “Executive Chairman Long-Term Performance Award” in the “Fiscal 2022 Equity Awards” section in “Compensation Discussion & Analysis” above. These grants are not immediately exercisable.
(7)     In the event of a Sale Event (as such term is defined in the applicable award agreement), a particular Price Target (as such term is defined in the applicable award agreement) shall be considered achieved in connection with such Sale Event if the price per share of the Company’s common stock that Company stockholders receive in such Sale Event, or the Sale Price, as determined by the board of directors in its sole discretion, exceeds the applicable Price Target(s). If the Sale Price is less than the Price Target, the shares subject to the Option shall automatically be terminated and forfeited immediately prior to the Sale Event, unless the successor entity assumes, substitutes or continues this Option in connection with the Sale Event.
(8)    Twenty-five (25%) of the shares subject to the Option vest on the first anniversary of the vesting commencement date and the remaining shares subject to the Option vest in equal monthly installments over three years thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(9)    Twenty-five percent (25%) of the RSUs vest on the first anniversary of the vesting commencement date and 1/16th of the remaining RSUs vest quarterly on each June 1, September 1, December 1, and March 1 thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(10)    The shares subject to the Option vest in 48 monthly installments after January 1, 2022, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(11)    One-sixteenth (1/16th) of the RSUs vest on March 21, 2022, and an additional one-sixteenth (1/16th) of the RSUs vest on each June 1, September 1, December 1, and March 1 thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(12)    The shares subject to Mr. Weissman’s outstanding Options are fully vested as of December 31, 2022 pursuant to his separation agreement. See the section titled “Separation Agreement with Seth Weissman” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” for more information.
(13) Mr. Faix had no outstanding equity awards as of December 31, 2022.
(14) The shares subject to Ms. Peters’ outstanding Options are fully vested as of September 3, 2022 pursuant to her separation agreement. See the section titled “Separation Agreement with Vidya Peters” in the “Executive Employment Arrangements” section in “Compensation Discussion & Analysis” for more information.
Option Exercises and Stock Vested
The following table sets forth the number of shares of common stock acquired during fiscal 2022 by our NEOs upon the exercise of Options or upon the vesting of RSUs, as well as the value realized upon such equity award transactions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting of RSUs (#)(2)	Value Realized on Vesting of RSUs ($)(3)
Jason Gardner	—	—	—	—
Mike Milotich	—	—	—	—
Randy Kern	—	—	35,403	313,934
Seth Weissman	100,000	804,000	32,946	253,212
Tripp Faix	2,650,303	21,052,909	—	—
Vidya Peters	1,754,563	9,228,416	28,039	269,172
(1)     Calculated by multiplying (i) the fair market value of Class A common stock on the exercise date, which was determined using the closing price on Nasdaq of a share of Class A common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day less the option exercise price paid for such shares of common stock, by (ii) the number of shares of common stock acquired upon exercise.
(2)    Reflects the aggregate number of shares of Class A common stock underlying RSUs that vested in fiscal 2022. Of the amounts shown for Messrs. Kern and Weissman and Ms. Peters, 12,244, 14,220, and 13,881 shares of Class A common stock, respectively, were withheld to cover tax withholding obligations upon vesting.
(3)    Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on Nasdaq of a share of Class A common stock on the date of vest, or if such day is a holiday, on the next trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amounts shown for Messrs. Kern and Weissman and Ms. Peters, $108,574, $105,709, and $133,258, respectively, represents the value of shares withheld or sold to cover tax withholding obligations upon vesting.

Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.
Potential Payments on Termination or Change of Control
Our Executive Severance Plan provides our executive officers and certain key employees with certain post-employment payments and benefits in the event of a qualifying termination of employment, including in connection with a change in control of the Company. It provides that upon (i) a termination of a participant’s employment by us for any reason other than for “cause,” death, or disability, or (ii) a resignation of employment by the participant for “good reason” (as each term is defined in the Executive Severance Plan):
(a) each participant (other than our Chief Executive Officer) will be entitled to receive (1) a lump sum cash payment equal to nine months of his/her base salary, (2) continued health coverage pursuant to COBRA for up to nine months, and (3) a lump sum cash amount equal to 75% of the participant’s annual target bonus; and
(b) our Chief Executive Officer will be entitled to receive (1) a lump sum cash payment equal to 12 months of his/her base salary, (2) continued health coverage pursuant to COBRA for up to 12 months, and (3) a lump sum amount equal to 100% of his/her annual target bonus.
In addition to these benefits, if such termination occurs within three months prior to, and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan, then an eligible participant will be entitled to receive the full acceleration of vesting of all outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions (other than continued service) will be deemed satisfied as specified in the applicable award agreements. The participant is required to execute and deliver an effective release of claims in favor of us in order receive any such severance benefits. The payments and benefits provided under the Executive Severance Plan in connection with a “change in control” may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a “change in control” would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.
The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon termination and a change in control under our plans and arrangements with our NEOs described above, except with respect to Mr. Weissman, whose service as our Chief Legal Officer terminated on December 31, 2022, Mr. Faix, whose service as our Chief Financial Officer terminated on February 22, 2022, or Ms. Peters, whose service as our Chief Operating Officer terminated on September 3, 2022, pursuant to the terms of their respective separation agreements with the Company, which are disclosed in the section entitled “Executive Employment Arrangements” above.

	Termination Without Cause or Resignation for Good Reason			In Connection with a Change in Control
Name	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)	Value of Accelerated Vesting ($)
Jason Gardner	580,000	493,000	32,961	936,663
Mike Milotich	345,000	258,750	24,721	5,286,488
Randy Kern	322,500	241,875	24,721	648,943

PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid, or CAP, to our named executive officers, or NEOs, and certain measures of company performance. The material that follows is provided in compliance with these rules. Additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made for fiscal 2022 is described above in our "Compensation Discussion & Analysis".
The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs for each year from the date of our initial public offering, or IPO, in 2021 to 2022, compared to our total shareholder return, or TSR, from our IPO through the end of 2021 and 2022, and our net income and our company-selected measure, gross profit, for each such year.
The CAP for the PEO and the average non-PEO NEOs is calculated by taking the total compensation shown in the Summary Compensation Table, or SCT and adding and subtracting certain items as described below:
SCT values LESS:
•the grant date value of equity granted during the year; and
•the fair value of awards granted during prior years that were forfeited during the applicable year;
PLUS:
•the year-end fair value of unvested equity awards granted during the year;
•the difference between the year-end fair value and the immediately prior year-end fair value for awards granted in prior years that are outstanding and unvested at the end of the year; and
•the difference between the fair value as of the vesting date and the immediately prior year-end fair value for awards granted in prior years that vested during the year.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO NEOs (1)(2)	Average Compensation Actually Paid to non-PEO NEOs (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income (6)	Company- Selected Measure - Gross Profit (7)
2022	$1,180,634	$(96,873,981)	$6,036,815	$(5,614,356)	$20.02	$89.68	$(184,780)	$320,001
2021	$224,387,431	$123,182,820	$16,016,142	$17,010,366	$56.25	$124.90	$(163,929)	$231,705
(1)     Our PEO in each listed year was Jason Gardner. For fiscal 2022, our non-PEO NEOs were Michael (Mike) Milotich, Randall (Randy) Kern, Seth Weissman, Philip (Tripp) Faix, and Vidya Peters. For fiscal 2021, our non-PEO NEOs were Randy Kern and Tripp Faix. We first became a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act in 2021.
(2)     Represents the total compensation paid to our PEO and non-PEO NEOs in each listed year, as shown in our SCT for such listed year.
(3)     CAP does not mean that our PEO and non-PEO NEOs realized those amounts in the listed year, but reflects adjustments to the total compensation amount shown in the SCT as shown below:

PEO SCT Total to CAP Reconciliation:
Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
2022	$1,180,634	$—	$(98,054,615)	$(96,873,981)
2021	$224,387,431	$(223,774,512)	$122,569,901	$123,182,820

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
2022	$6,036,815	$(5,227,535)	$(6,423,636)	$(5,614,356)
2021	$16,016,142	$(15,549,804)	$16,544,028	$17,010,366

(i)     Represents the grant date fair value of equity-based awards granted each year. We did not sponsor a pension plan for any of the years reflected in this table; therefore, no adjustments to the SCT total related to pensions was needed.
(ii)     Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The Company has not paid dividends historically; thus no adjustments are made for this item. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant other than with respect to increased volatility and lower common stock price. As of December 31, 2022, the assumption we used for volatility was 60.84% and for the fair value of common stock was $6.11. As of December 31, 2021, the assumption we used for volatility was 49.59% and for the fair value of common stock was $17.17. The equity components of CAP for fiscal 2022 and 2021 are further detailed in the supplemental tables below (due to rounding, the totals shown may not equal the precise values obtained by adding and subtracting the numbers in the column or row):

PEO Equity Component of CAP for FY2022:
Equity Type	Fair Value of Awards Granted in FY2022 Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in FY2022	Fair Value as of Vesting Date for Awards Granted in FY2022 that Vested During FY2022	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2022, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$—	$(11,211,569)	$(3,644,457)	$—	$—	$(14,856,026)
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$—	$(83,198,589)	$—	$—	$—	$(83,198,589)
Total	$—	$(94,410,158)	$(3,644,457)	$—	$—	$(98,054,615)

Average Non-PEO NEOs Equity Component of CAP for FY2022:
Equity Type	Fair Value of Awards Granted in FY2022 Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in FY2022	Fair Value as of Vesting Date for Awards Granted in FY2022 that Vested During FY2022	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2022, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$1,134,796	$(2,353,527)	$(2,053,144)	$240,514	$(4,820,868)	$(7,852,229)
RSUs	$1,256,105	$—	$—	$172,488	$—	$1,428,593
Total	$2,390,900	$(2,353,527)	$(2,053,144)	$413,002	$(4,820,868)	$(6,423,636)

PEO Equity Component of CAP for FY2021:
Equity Type	Fair Value of Awards Granted in FY2021 Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards That Vested in FY2021	Fair Value as of Vesting Date for Awards Granted in FY2021 that Vested During FY2021	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2021, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$11,816,222	$3,419,067	$4,992,681	$568,844	$—	$20,796,814
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$101,773,087	$—	$—	$—	$—	$101,773,087
Total	$113,589,309	$3,419,067	$4,992,681	$568,844	$—	$122,569,901

Average Non-PEO NEOs Equity Component of CAP for FY2021:
Equity Type	Fair Value of Awards Granted in FY2021 Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards That Vested in FY2021	Fair Value as of Vesting Date for Awards Granted in FY2021 that Vested During FY2021	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2021, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$9,704,136	$1,915,115	$3,899,401	$284,422	$—	$15,803,074
RSUs	$—	$—	$740,955	$—	$—	$740,955
Total	$9,704,136	$1,915,115	$4,640,356	$284,422	$—	$16,544,029

(4)     TSR is as reflected in our 2022 Annual Report pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 9, 2021, the effective date of our IPO.
(5)     The peer group used is the S&P Information Technology Index as reflected in our 2022 Annual Report pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 9, 2021.
(6)     The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements for each listed year.
(7)     In the Company's assessment, gross profit is the most important financial performance measure (not already required to be disclosed in the Pay versus Performance table) used by the Company in 2022 to link CAP to performance.
Table of Measures That are Most Important to Link CAP to Performance in Fiscal 2022
The following measures reflect the Company’s most important financial performance measures we used to link CAP for fiscal 2022 to our performance (listed in no particular order of importance), as further described and defined in the section titled “Compensation Discussion & Analysis.”

Most Important Performance Metrics for 2022
Year-Over-Year Revenue Growth
Gross Profit
Adjusted EBITDA

Description of Relationships Between CAP and Performance
We believe the Company’s pay-for-performance philosophy is well reflected in the table above because the CAP tracks well to the performance measures disclosed in such tables. The graphs below describe, in a manner compliant with the relevant rules, the relationship between CAP and the individual performance measures shown.

Compensation Actually Paid versus Total Shareholder Return
Total Shareholder Return
Compensation Actually Paid
$240
$180
$120
$60
$0
$160M
$80M
$0M
$(80)M
$(160)M
06/09/21
06/30/21
09/30/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
CAP to PEO
Average CAP to Non-PEO NEOs
Marqeta, Inc.
S&P Information Technology Index

Compensation Actually Paid versus Net Income
$160M
$80M
$0M
$(80)M
$(160)M
Compensation Actually Paid
$(162)M
$(168)M
$(174)M
$(180)M
$(186)M
Net Income
12/31/21
12/31/22
CAP to PEO
Average CAP to Non-PEO NEOs
MQ Net Income

Compensation Actually Paid versus Gross Profit
Compensation Actually Paid
$160M
$80M
$0M
$(80)M
$(160)M
Gross Profit
$325M
$300M
$275M
$250M
$225M
12/31/21
12/31/22
CAP to PEO
Average CAP to Non-PEO NEOs
MQ Gross Profit

Pay versus Performance Conclusions
Our compensation committee strongly believes in pay for performance and has structured Marqeta’s compensation programs to reward leaders when the Company is delivering strong results. In fiscal 2022, gross profit, our Company Selected Measure, grew strongly, while net income declined. Marqeta’s TSR underperformed versus the Peer Group during the year. As a result of this performance, and particularly due to the decline in our stock price, Compensation Actually Paid to our PEO and to our non-PEO NEOs was negative, significantly lower than the amounts reported in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	70,302,991	$16.37	71,469,026
Equity plans not approved by stockholders	—	—	—
(1) Consists of shares that may be issued in connection with (i) outstanding options and (ii) RSUs. Excludes purchase rights currently accruing under the 2021 Employee Stock Purchase Plan, or 2021 ESPP.
(2) The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock subject to outstanding RSUs, which have no exercise price.
(3) Consists of 60,892,581 shares of our Class A common stock reserved for issuance under our 2021 Plan and 10,576,445 shares of our Class A common stock reserved for issuance under our 2021 ESPP. Our 2021 Plan provides that on January 1 of every year, the number of shares of our Class A common stock available for issuance thereunder is automatically cumulatively increased by five percent (5%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31 or such lesser amount as determined by the Administrator (as defined in the 2021 Plan). Our ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically cumulatively increased by the lesser of (i) 12,000,000 shares of Class A common stock, (ii) 1 percent (1%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Class A common stock as determined by the Administrator (as defined in the 2021 ESPP). On January 1, 2023, the number of shares of our Class A common stock available for issuance under our 2021 Plan and our ESPP increased by 27,068,204 and 5,413,640 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 24, 2023 for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 485,769,955 shares of our Class A common stock and 54,829,777 shares of our Class B common stock outstanding as of April 24, 2023. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 24, 2023, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of April 24, 2023, to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Marqeta, Inc., 180 Grand Avenue, 6th Floor, Oakland, CA 94612.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers and Directors:
Jason Gardner(1)	—	—	51,511,083	90.0%	48.7%
Simon Khalaf(2)	475,196	*	—	—	*
Mike Milotich(3)	766,552	*	—	—	*
Randy Kern(4)	293,772	*	2,000,000	3.5%	1.9%
Seth Weissman(5)	105,379	*	1,427,883	2.5%	1.4%
Tripp Faix	—	—	—	—	—
Vidya Peters(6)	14,158	*	—	—	—
Naj Atkinson	—	—	—	—	—
Martha Cummings(7)	21,371	*	600,000	1.1%	*
Arnon Dinur(8)	688,673	*	—	—	*
Gerri Elliott(9)	21,371	*	600,000	1.1%	*
Jud Linville(10)	21,371	*	600,000	1.1%	*
Kiran Prasad	—	—	—	—	—
Helen Riley(11)	21,371	*	600,000	1.1%	*
Godfrey Sullivan(12)	21,371	*	600,000	1.1%	*
All directors and executive officers as a group (14 individuals)(13)	2,331,048	*	56,511,083	90.8%	51.1%
Other 5% Stockholders:
Entities associated with BlackRock, Inc.(14)	35,820,005	7.4%	—	—	3.5%
Entities associated with Granite Ventures(15)	47,827,878	9.9%	—	—	4.6%
Entities associated with HMI Capital Partners(16)	26,391,130	5.4%	—	—	2.6%
Entities associated with The Vanguard Group(17)	46,802,997	9.6%	—	—	4.5%
* Less than one percent
(1)Consists of (i) 468,537 shares of Class B common stock held of record by Mr. Gardner, (ii) 468,537 shares of Class B common stock held of record by Mr. Gardner’s spouse, (iii) 37,135,479 shares of Class B common stock held of record by Mr. Gardner and his spouse as trustees of The Gardner 2008 Living Trust dated March 22, 2008, (iv) 1,500,000 shares of Class B common stock held of record by the Jason Gardner Annuity Trust, (v) 1,500,000 shares of Class B common stock held of record by the Mr. Gardner’s spouse’s annuity trust, (vi) 8,000,000 shares of Class B common stock held of record by trusts for the benefit of Mr. Gardner’s children and of which the trustee is an independent institution, and (vii) 2,438,530 shares of Class B common stock subject to outstanding options exercisable within 60 days of the Beneficial Ownership Date.
(2)Consists of (i) 201,030 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date and (ii) 274,166 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(3)Consists of (i) 141,506 shares of Class A common stock, (ii) 547,216 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, and (iii) 77,830 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(4)Consists of (i) 28,949 shares of Class A common stock, (ii) 216,831 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 48,442 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, and (iv) 2,000,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(5)Consists of (i) 18,726 shares of Class A common stock, (ii) 86,653 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 68,493 shares of Class B common stock, and (iv) 1,359,390 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(6)Consists of 14,158 shares of Class A common stock.
(7)Consists of (i) 21,371 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, (ii) 19,000 shares of Class B common stock, and (iii) 581,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(8)Consists of 688,673 shares of Class A common stock.
(9)Consists of (i) 21,371 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(10)Consists of (i) 21,371 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(11)Consists of (i) 21,371 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(12)Consists of (i) 21,371 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(13)Consists of (i) 859,129 shares of Class A common stock beneficially owned by our current directors, named executive officers, and current executive officers, (ii) 964,627 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 507,293 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, (iv) 49,091,553 shares of Class B common stock beneficially owned by our current directors, named executive officers, and current executive officers, and (v) 7,419,530 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(14)Based on information set forth in a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2023. Consists of 35,820,005 shares of Class A common stock beneficially owned by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(15)Consists of 47,827,878 shares of Class A common stock held by Granite Ventures II, L.P. (“GV II”). Granite Management II, LLC is the general partner of the GV II. The address for these entities is 300 Montgomery Street, Suite 421, San Francisco, California 94104.
(16)Based on information set forth in a Schedule 13G/A filed by HMI Capital on February 14, 2023. Consists of (i) 25,072,863 shares of Class A common stock beneficially owned by HMI Capital Partners, L.P. (the “Fund”) and (ii) 26,391,130 shares of Class A common stock beneficially owned by HMI Capital Management, L.P. (“HMI”), HMI Capital Fund GP, LLC, Members GP LLC, Marco W. Hellman, Justin C. Nyweide, Sean M. Barrett, and Radhakrishnan Raman Mahendran. HMI, which serves as the investment advisor to the Fund, may be deemed the beneficial owner of all shares of Class A common stock held by the Fund. HMI Capital Fund GP, LLC, which serves as the general partner to the Fund, may be deemed the beneficial owner of all shares of Class A common stock held by the Fund. Members GP, LLC, which serves as the general partner of HMI, may be deemed the beneficial owner of all shares of Class A common stock held by the Fund. Messrs. Hellman, Nyweide, Barrett, and Mahendran are the investment committee members of HMI, with the power to exercise investment and voting discretion, may be deemed the beneficial owners of all shares of Class A common stock held by the Fund. Each of HMI, HMI Capital Fund GP, LLC, Members GP, LLC, Messrs. Hellman, Nyweide, Barrett, and Mahendran disclaim beneficial ownership of the shares held by entities affiliated with HMI. The address for these entities is c/o HMI Capital Management, L.P. 555 California Street, Suite 4900, San Francisco, CA 94104.
(17)Based on information set forth in a Schedule 13G/A filed by The Vanguard Group on February 9, 2023. Consists of 46,802,997 shares of Class A common stock beneficially owned by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement, or the investor rights agreement, that provides, among other things, certain holders of our capital stock, including entities affiliated with 83North, DFS Services LLC, Granite Ventures, ICONIQ Capital, and Coatue, which each hold or held more than 5% of our outstanding capital stock, with registration rights.
Other Transactions
We have granted Options and RSUs to our executive officers and certain of our directors.
We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.
Other than as described above under this section titled “Certain Relationships and Related Person Transactions,” since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also provide discretion to indemnify our employees and other agents. In addition, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.
Policies and Procedures for Transactions with Related Persons
We have a formal written policy providing that any related person transaction (as defined in the policy) must be reviewed and approved or ratified by the audit committee.
When determining whether to approve or ratify a related person transaction, the audit committee will review all relevant material information available to it regarding the related person transaction, including, among other things:
•the nature and extent of the related person’s interest in the transaction;
•the material terms and conditions of the transaction;
•the business purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to the audit committee’s decision, in its business judgment, in light of the circumstances of the particular transaction.
Any member of the audit committee or the board of directors who has an interest in a potential related person transaction will recuse himself or herself from any discussion or vote of such related person transaction, except that such director shall provide all material information concerning the transaction to the audit committee.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on a review of copies of reports filed with the SEC that we have received and of written representations by officers and directors, we believe that during fiscal 2022, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.
Fiscal 2022 Annual Report and SEC Filings
Our financial statements for fiscal 2022 are included in our 2022 Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our 2022 Annual Report on Form 10-K and this Proxy Statement are posted on our website at www.investors.marqeta.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2022 Annual Report on Form 10-K without charge by sending a written request to Marqeta, Inc., Attention: Investor Relations, 180 Grand Avenue, 6th Floor, Oakland, CA 94612.

PROPOSALS OF STOCKHOLDERS FOR 2024 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders, or the 2024 Annual Meeting, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 29, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored annual meeting materials. Stockholder proposals should be addressed to:
Marqeta, Inc.
Attention: Corporate Secretary
180 Grand Avenue, 6th Floor
Oakland, CA 94612
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our annual meeting materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. To be timely for our 2024 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than December 29, 2023; and
•not later than January 28, 2024.
In the event that we hold our 2024 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2024 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the anniversary of the 2024 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2024 Annual Meeting; and
•the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.
*    *    *
Our board of directors knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Oakland, California
April 27, 2023

MARQETA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MQ2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14155-P87695 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARQETA, INC.

The Board of Directors recommends you vote FOR the following nominees listed in Proposal 1.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Najuma Atkinson
02) Martha Cummings
03) Judson Linville
04) Helen Riley

The Board of Directors recommends you vote FOR Proposal 2.

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.

The Board of Directors recommends you vote 1 YEAR on Proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14156-P87695

MARQETA, INC.
Annual Meeting of Stockholders
June 22, 2023, at 11:30 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael Milotich and Crystal Sumner, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARQETA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m., Eastern Time on Thursday, June 22, 2023, at www.virtualshareholdermeeting.com/MQ2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side